EXECUTION VERSION
AMENDED AND RESTATED RESALE AGREEMENT
BY AND AMONG
WEST VIRGINIA PCS ALLIANCE, L.C.,
VIRGINIA PCS ALLIANCE, L.C.,
NTELOS INC.,
AND
SPRINT SPECTRUM L.P.
AND ITS DESIGNATED AFFILIATES
DATED AS OF MAY 1, 2014

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TABLE OF CONTENTS
(continued)

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Schedule 1A    Markets and NTELOS Applicable Licenses
Schedule 1B    Sprint Applicable Licenses
Schedule 2    PCS/LTE Services Pricing
Schedule 3    Billing Methodology
Schedule 4    Network Performance Standards and Requirements
Exhibit 1 to Schedule 4     Network Service Level Agreement
Schedule 5    Alliances and Sprint Representatives
Schedule 6    Sprint Core Features and Services
Schedule 7    LTE Build-out Related (Design / Plan / Time-Line)
Schedule 8    Sprint Affiliates
Schedule 9    Sprint Comparable Markets

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RESALE AGREEMENT
This Amended and Restated Resale Agreement (this “Agreement”) is dated as of May 1, 2014 for PCS/LTE Services (as defined below) beginning May 1, 2014 (the “Effective Date”) by and among West Virginia PCS Alliance, L.C., a Virginia limited liability company (the “WV Alliance”), Virginia PCS Alliance, L.C., a Virginia limited liability company (the “VA Alliance”) (collectively, the “Alliances”); NTELOS Inc., a Virginia corporation and the indirect parent of each of the Alliances (“NTELOS”); and Sprint Spectrum L.P., a Delaware limited partnership (“Sprint”) and those Sprint Affiliates that, in addition to Sprint Spectrum are listed in Schedule 8 (the “Designated Affiliates”).
RECITALS
A.    The Alliances own broadband personal communications services (“PCS”) licenses; own and operate a PCS network (the “Alliances Network”); and, provide i) PCS Services (as defined below) in several geographic markets, including the Markets (as defined below) and ii) currently to a lesser extent, LTE Services (as defined below), in portions of some of such Markets.
B.    Subject to the terms and conditions contained in this Agreement, Sprint and the Designated Affiliates (collectively, the “Sprint Entities”) desire to purchase PCS/LTE Services from the Alliances and market and sell such services to Sprint Customers (as defined below), and the Alliances desire to sell PCS/LTE Services to the Sprint Entities (including such services as Sprint and the Sprint Entities purchase for the benefit and use of their respective Affiliates, Network Managers and MVNOs, and such entities’ customers as permitted by this Agreement).
C.    Subject to the terms and conditions contained in this Agreement, the parties also desire to provide for (i) the pricing and billing methodology of the PCS/LTE Services provided by Sprint (or its Affiliates) to NTELOS and its Affiliates (as defined below), including the Alliances, pursuant to the Intercarrier Roamer Service Agreement (“IRSA”) also dated May 1, 2014 and executed contemporaneously with this Agreement, so that, as to travel roaming rates, such terms are reciprocal with the pricing terms and billing methodology of the PCS/LTE Services being provided by the Alliances to Sprint pursuant to this Agreement and (ii) the pricing and billing methodology of the long-distance telephone services (including, but not limited to international, inter-state, intra-state and 800 calls) provided by Sprint (or its Affiliates) to NTELOS and its Affiliates, including the Alliances, at rates that reflect the “most favored nations” rates of the Sprint Network Managers (as defined below) as provided in Schedule 2.
D.    On July 31, 2007, the Alliances, NTELOS and Sprint and its Affiliate, SprintCom, Inc. (“SprintCom”), entered into a Resale Agreement (as amended, the “Previous Resale Agreement”).
E.    The Sprint Entities have requested that the Alliances upgrade the Alliances Network to LTE (as defined below and as described more fully in Schedules 6 and 7).
F.    The Alliances, NTELOS and the Sprint Entities intend to have this Agreement supersede and replace the Previous Resale Agreement in its entirety.
NOW, THEREFORE, and in consideration of the above premises and the mutual promises set forth in this Agreement, the Alliances, NTELOS, and the Sprint Entities agree as follows:
1.Definitions
“Additional Sites” has the meaning assigned to the term in Section 7.6.
“Affiliate” means a person or entity that, directly or indirectly, controls, is controlled by or is under common control with another person or entity.
“Agreement” means this agreement and all of its Schedules and Exhibits.
“Alliances” has the meaning assigned to the term in the Preamble.

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“Alliances’ Customer” means any person, other than the Sprint Entities, purchasing from the Alliances (i) PCS/LTE Services or (ii) any other services offered for sale by the Alliances.
“Alliances Marks” has the meaning assigned to the term in Section 11.1.
“Alliances Network” has the meaning assigned to the term in the Recitals.
“Applicable Licenses” has the meaning assigned to the term in Section 8.1.
“Billing Error” means an error in the billing rates, billing methodology or calculation of minutes of use or data usage within an invoice.
“BTA” means basic trading area (as defined by the FCC).
“Code Division Multiple Access” or “CDMA” means a digital spread spectrum technology that, among other things, enables multi-user utilization of the same wireless spectrum channel at the same time through the use of assigned codes to subscribers participating in given communications. For the sake of clarity, it is understood that WiFi-, WiMax- and LTE-based services are non-CDMA technology services.
“Current Sites” has the meaning assigned to the term in Section 7.6.2.
“Designated Affiliates” has the meaning assigned to the term in the Preamble.
“Device Supplier” means (i) any company with whom Sprint contracts to purchase subscriber devices such as handsets, smartphones, data only devices and tablets, and (ii) any Sprint Affiliate that manages the purchase of such subscriber devices for any Sprint Entity.
“Distributor” means (i) any company with whom Sprint contracts to distribute subscriber devices such as handsets, smartphones, data only devices and tablets, and (ii) any Sprint Affiliate that manages the distribution of such subscriber devices for any Sprint Entity.
“Effective Date” has the meaning assigned to the term in the Preamble.
“Electronic Billing” has the meaning assigned to the term in Section 5.4.
“ESN” means the electronic serial number for each device.
“EVDO” means Evolution-Data Optimized Revision A, a third generation CDMA telecommunications standard for the transmission of data using radio signals.
“Event of Default” has the meaning assigned to the term in Section 14.1.
“Exclusivity Period” has the meaning assigned to the term in Section 7.3.1, subject to modification pursuant to Section 16.3.6.
“Facilities” means the telecommunications switching equipment, cell site transceiver equipment, towers, connecting circuits, software and other equipment installed, maintained, expanded, modified or replaced by the Alliances to render PCS/LTE Services within the Markets.
“FCC” means the Federal Communications Commission or any successor agency.
“Forecast” has the meaning assigned to the term in Section 5.5.
“Fraud” means the use of false information or a false identity to secure PCS/LTE Services from the Alliances Network.

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“Governmental Authority” means any nation or government, any state or other political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including the FCC.
“Indemnification Claim” has the meaning assigned to the term in Section 13.2.1
“Indemnitor” has the meaning assigned to the term in Section 13.1.
“Indemnitee” has the meaning assigned to the term in Section 13.1.
“Independent Auditors” has the meaning assigned to the term in Section 9.2.
“IRSA” has the meaning assigned to the term in Section 5.6.
“Licenses” means the licenses issued by the FCC to the Alliances, which authorize the provision of PCS/LTE Services in the Markets.
“LTE” means the wireless industry recognized fourth-generation (“4G”) long term evolution data services provided in accordance with 3GPP standards.
“LTE Services” means all wireless communications services using LTE technology.
“Markets” means the BTAs set forth in Schedule 1A (Markets) in which PCS/LTE Services are to be made available to Sprint pursuant to this Agreement and the NTELOS Applicable Licenses. A “Market” is any one of such BTA.
“MDN” means a mobile directory number.
“MIN” means a mobile identification number.
“MSID” means mobile station identifier.
“MVNO” means a company that provides mobile PCS/LTE Services utilizing Sprint’s and/or any or all of the Designated Affiliates’ spectrum or the Alliances’ spectrum in accordance with this Agreement and such company either a) does not own the infrastructure required to provide such PCS/LTE Services or b) owns a portion of such infrastructure (e.g., towers, backhaul facilities) but relies upon Sprint for switching and core network services, including the provisioning of NPA-NXXs.
“National Sprint Competitor” means Verizon, Verizon Wireless, AT&T or T-Mobile, or an Affiliate of Verizon, Verizon Wireless, AT&T or T-Mobile.
“Network Specification” has the meaning assigned to the term in Section 7.2.
“NTELOS” has the meaning assigned to the term in the Preamble.
“NTELOS Applicable Licenses” has the meaning assigned to the term in Section 7.4.
“Overbuild Period” has the meaning assigned to the term in Section 7.3.1, subject to modification pursuant to Section 16.3.6.
“PCS Services” means all wireless communications services using CDMA technology.
“PCS/LTE Services” means, collectively or separately, any PCS Services, LTE Services or future services that, pursuant to the terms of this Agreement, are provided by the Alliances. For the sake of clarity, it is understood that neither WiFi nor WiMax is a PCS Service or an LTE Service, and future LTE data service evolutions (e.g., “5G”

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and beyond) are not included within this Agreement unless and until Sprint may request the inclusion of such future services and the Alliances shall have agreed to provide any such future services.
“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or entity or Governmental Authority.
“Phase-Out Period” has the meaning assigned the term in Section 3.3.
“Previous Resale Agreement” has the meaning assigned to the term in the Recitals.
“Proprietary Information” has the meaning assigned the term in Section 15.3.
“Re-Deployed Sites” has the meaning assigned the term in Section 7.6.3.
“Reorganized Sprint Affiliate” has the meaning assigned to the term in Section 4.2.5.
“Sprint” has the meaning assigned to the term in the Preamble.
“SprintCom” has the meaning assigned to the term in the Recitals.
“Sprint Customers” means Sprint Home Customers and Sprint Travel Customers, collectively, as each are defined in Schedule 2.
“Sprint Marks” has the meaning assigned to the term in Section 11.2.
“Sprint Network Manager” means an entity that provides mobile wireless communications products and services under the “Sprint” or “Sprint Spectrum” service marks or any other service marks subsequently used by Sprint pursuant to an agreement with Sprint under which such entity constructs wireless network coverage and performs operational functions in defined geographic areas.
“Sprint Spectrum” has the meaning assigned to the term in the Preamble.
“VA Alliance” has the meaning assigned to the term in the Preamble.
“Wireless Successor” has the meaning assigned to the term in Section 16.4.
“WV Alliance” has the meaning assigned to the term in the Preamble.
2.    Sprint Relationship
Subject to the terms and conditions of this Agreement, the Alliances will provide and sell PCS/LTE Services to Sprint in the Markets, and the Sprint Entities will, each individually through Sprint, purchase PCS/LTE Services as each may need from the Alliances in the Markets and, each individually through Sprint, will pay the Alliances for PCS/LTE Services as more specifically described in Schedule 2. The Alliances authorize the Sprint Entities to market and sell the PCS/LTE Services to Sprint Customers subject to the terms and conditions of this Agreement. The Alliances acknowledge that the PCS/LTE Services they provide under this Agreement are obtained by Sprint for the use and benefit of Sprint and Sprint’s Affiliates, Network Managers and MVNOs. Notwithstanding the immediately preceding sentence or any other provision of this Agreement, it is expressly agreed that i) no entity other than the signatories hereto shall have any contractual or third-party rights arising under or pursuant to this Agreement, and ii) there is no joint and several liability amongst a) Sprint and, collectively, the Designated Affiliates, or b) each of the Designated Affiliates; provided, however, Sprint shall be jointly and severally liable for all obligations of the Designated Affiliates under this Agreement. No provision of this Agreement will be construed as vesting in the Sprint Entities any control whatsoever in any facilities and operations of the Alliances, including the Facilities, or the operations of any Affiliate of the Alliances.

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3.    Term
3.1    General
Subject to the early termination provisions set forth in Section 14, 16 and the renewal provisions of Section 3.2, the initial term of this Agreement will be for the period commencing on the Effective Date and extending until December 31, 2022 (the “Initial Term”), unless renewed, or otherwise extended as a result of the Phase-Out Period described in Section 3.3 herein.
3.2    Automatic Renewal
This Agreement will automatically renew beyond the Initial Term set forth in Section 3.1 for separate renewal periods of three (3) years each (each, a “Renewal Term”), unless (a) Sprint gives written notice to the Alliances of non-renewal on or before the date which is one hundred eighty (180) days prior to the end of the Initial Term or the applicable Renewal Term, as the case may be; or (b) the Alliances give written notice to Sprint of non-renewal on or before the date which is one hundred eighty (180) days prior to the end of the Initial Term or the applicable Renewal Term, as the case may be (such notice under either (a) or (b), a “Nonrenewal Notice”). The parties agree that a Nonrenewal Notice may not be given under either (a) or (b) above before eighteen (18) months prior to the end of the Initial Term or applicable Renewal Term, as the case may be. Rates to be charged during a Renewal Term will be at the base rates identical to those in effect as of the last year of the Initial Term unless otherwise agreed to by the parties.
3.3    Phase-Out Period. Upon a party sending a Nonrenewal Notice pursuant to Section 3.2, or a notice of termination of this Agreement pursuant to Section 14.1 or 16.3.6 (each a “Termination Notice”), the Alliances shall continue to provide the PCS/LTE Services to Sprint on the terms provided for in this Agreement, for up to thirty (30) months as provided in this Section 3.3 (the “Phase-Out Period”), subject to the following additional terms and conditions:
(i)    In the case of Nonrenewal Notice, any Phase-Out Period will commence at the conclusion of the Initial Term or the applicable Renewal Term during which the Nonrenewal Notice was sent by one party to the other and, once commenced, the Phase-Out Period will continue until the earlier of eighteen (18) months from its commencement or such earlier date specified by Sprint, subject to sixty (60) days advance written notice of Sprint’s termination of the Phase-Out Period after such Phase-Out Period has commenced;
(ii)    In the case of a Termination Notice that:
(i)    Is given by Sprint pursuant to Section 14.1 based upon an Event of Default by the Alliances, any Phase-Out Period will commence on the day following the termination date provided for by the applicable section and, once commenced, the Phase-Out Period will continue until the earlier of thirty (30) months from its commencement or such earlier date specified by Sprint, subject to sixty (60) days advance written notice of Sprint’s termination of the Phase-Out Period after such Phase-Out Period has commenced; or,
(ii)    Is given by the Alliances pursuant to Section 14.1 based upon an Event of Default by Sprint, any Phase-Out Period will commence on the day following the termination date provided for by the applicable section and, once commenced, the Phase-Out Period will continue until the earlier of six (6) months from its commencement or such earlier date specified by Sprint, subject to sixty (60) days advance written notice of Sprint’s termination of the Phase-Out Period after such Phase-Out Period has commenced;
(iii)    In the case of a Termination Notice given pursuant to Section 16.3.6, any Phase-Out Period will commence on the day following the termination date provided for by the applicable section and, once commenced, the Phase-Out Period will continue until the earlier of thirty (30) months from its commencement or such earlier date specified by Sprint, subject to sixty (60) days advance written notice of Sprint’s termination of the Phase-Out Period after such Phase-Out Period has commenced;
(iv)    During a Phase-Out Period, Sprint shall pay the Alliances for the PCS/LTE Services provided by the Alliances during such Phase-Out Period at the rates specified in Schedule 2, as in effect as of January 1 of the last calendar year of the terminated term; and

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(v)    Following the giving of a Nonrenewal Notice or Termination Notice by either party in accordance with the terms of this Agreement, the Alliances shall be under no obligation to incur a capital expenditure in an amount greater than Five Thousand Dollars ($5,000) to either, in each case, i) implement any Updated Core Features in the Markets under Section 7.2.2 or ii) complete any remaining build-out requirements, if any, under Section 7.6.2. Upon Sprint’s request, the Alliances will implement an Updated Core Feature implementation under Section 7.2.2 or build-out completion requirement under Section 7.6.2, provided that Sprint pay those amounts that the Alliances would otherwise incur in excess of Five Thousand Dollars ($5,000) to accomplish such implementation or build-out requirement.
4.    Representations, Warranties and Covenants
4.1    Representations and Warranties of the Alliances and NTELOS
Each of WV Alliance, VA Alliance, and NTELOS makes to the Sprint Entities the following representations and warranties as to itself as of the Effective Date:
4.1.1    Organization; Standing and Power
Each of WV Alliance and VA Alliance is a limited liability company duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia and has the requisite limited liability company power and authority to carry on its business as now being conducted and NTELOS is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia and has the corporate power and authority to carry on its business as now being conducted, respectively. Each of WV Alliance, VA Alliance, and NTELOS is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, other than in such jurisdictions where the failure to be so qualified to do business or in good standing (individually, or in the aggregate) would not have a material adverse effect on WV Alliance and its subsidiaries, taken as a whole, VA Alliance and its subsidiaries, taken as a whole, or on NTELOS and its subsidiaries, taken as a whole.
4.1.2    Authority
The execution, delivery and performance of this Agreement and of all of the other documents and instruments required hereby by each of WV Alliance, VA Alliance, and NTELOS are within the limited liability company power of WV Alliance and VA Alliance and the corporate power of NTELOS, respectively. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized and no other action on the part of each of WV Alliance, VA Alliance, and NTELOS is necessary to authorize this Agreement or to consummate the transactions contemplated herein. This Agreement and all other documents and instruments required to be executed and delivered by each of WV Alliance, VA Alliance, and NTELOS hereby have been or will be duly and validly executed and delivered by each of WV Alliance, VA Alliance, and NTELOS, and constitute or will constitute valid and binding agreements of each of WV Alliance, VA Alliance, and NTELOS, enforceable against each of WV Alliance, VA Alliance, and NTELOS in accordance with their terms, except as enforceability may be restricted, limited or delayed by applicable bankruptcy or other laws affecting creditors’ rights generally and except as enforceability may be subject to general principles of equity.
4.1.3    No Violations
Neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated hereby by each of WV Alliance, VA Alliance, and NTELOS will (a) conflict with or result in any breach of any provision of the articles of organization or operating agreement of each of WV Alliance and VA Alliance or the articles of incorporation or bylaws of NTELOS, (b) subject to receipt of regulatory and other third-party consents (which each of WV Alliance, VA Alliance, and NTELOS has no reason to believe will not be readily available), result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, contract or other instrument or obligation binding upon each of WV Alliance,

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VA Alliance, and NTELOS, or (c) violate any order, writ, injunction, decree or law in effect as of the date of this Agreement and applicable to each of WV Alliance, VA Alliance, and NTELOS, or any of its properties or assets.
4.1.4    Compliance with Agreement
NTELOS represents and warrants that each of WV Alliance and VA Alliance will comply with all terms and conditions set forth in this Agreement.
4.2    Representations, Warranties and Covenants of the Sprint Entities
Each of Sprint and the Designated Affiliates makes to the Alliances and NTELOS the following representations and warranties as to itself as of the Effective Date:
4.2.1    Organization; Standing and Power
Sprint is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite limited partnership power and authority to carry on its business as now being conducted and each Designated Affiliate is a business entity duly organized, validly existing and in good standing under the laws of its organization or formation, as applicable, and has the requisite power and authority to carry on its business as now being conducted. Each Sprint Entity is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, other than in such jurisdictions where the failure to be so qualified to do business or in good standing (individually, or in the aggregate) would not have a material adverse effect on Sprint and its subsidiaries, taken as a whole, or any Designated Affiliate and its respective subsidiaries, taken as a whole.
As of the Effective Date and throughout the U.S. (including the Markets), (i) the Designated Affiliates are the only Affiliates of the Sprint Corporation that maintain or operate a domestic CDMA network and/or LTE network, and (ii) Sprint Solutions, Inc. and the Designated Affiliates are the only Affiliates of the Sprint Corporation that currently contract directly with Sprint Customers in connection with the provision of PCS/LTE Services (except that Sprint may contract indirectly with Sprint Customers who are end-user customers through Sprint Network Managers or resellers of Sprint) (the business involved in clauses (i) and (ii), the “PCS/LTE Business”).
4.2.2    Authority
The execution, delivery and performance of this Agreement and of all of the other documents and instruments required hereby by each of Sprint and the Designated Affiliates are within the limited partnership power of Sprint and the corporate, limited liability or limited partnership power, as applicable, of each Designated Affiliate, respectively. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized and no other corporate or other action on the part of any Sprint Entity is necessary to authorize this Agreement or to consummate the transactions contemplated herein. This Agreement and all other documents and instruments required to be executed and delivered by each Sprint Entity hereby have been or will be duly and validly executed and delivered by each Sprint Entity, and constitute or will constitute valid and binding agreements of each Sprint Entity, enforceable against each Sprint Entity in accordance with their terms, except as enforceability may be restricted, limited or delayed by applicable bankruptcy or other laws affecting creditors’ rights generally and except as enforceability may be subject to general principles of equity.
4.2.3    No Violations
Neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated hereby by Sprint or any Designated Affiliate will (a) conflict with or result in any breach of any provision of the partnership agreement of Sprint or the organizational documents of any Designated Affiliate, (b) subject to receipt of regulatory and other third-party consents (which each of Sprint and the Designated Affiliates has no reason to believe will not be readily available), result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, contract or other

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instrument or obligation binding upon each of Sprint and the Designated Affiliates, or (c) violate any order, writ, injunction, decree or law in effect as of the date of this Agreement and applicable to each of Sprint and the Designated Affiliates, or any of its properties or assets.
4.2.4    Compliance with Agreement
Sprint represents and warrants that each of Sprint and the Designated Affiliates will comply with all terms and conditions set forth in this Agreement.
4.2.5    Covenants of Sprint
In the event that any other Affiliate of the Sprint Corporation (other than the Sprint Entities) becomes involved in the PCS/LTE Business, whether through reorganization of Sprint, the Sprint Corporation, or an Affiliate of Sprint or the Sprint Corporation (the “Reorganized Sprint Affiliate”) or acquisition of another entity by Sprint, the Sprint Corporation, or an Affiliate of Sprint or the Sprint Corporation (the “Newly Acquired Sprint Affiliate”), Sprint shall ensure and shall cause its Affiliates to ensure that:
(i)    such Reorganized Sprint Affiliate (subject to the provisions in clause (ii)) and Newly Acquired Sprint Affiliate (subject to the provisions in clause (iii)) shall be made a party to this Agreement,
(ii)    all PCS/LTE Services customers of such Reorganized Sprint Affiliate shall be deemed to be Sprint Customers covered by the terms and conditions of this Agreement, and
(iii)     all PCS/LTE Services customers of such Newly Acquired Sprint Affiliate shall be deemed to be Sprint Customers, provided that in the case of such customers referred to in this clause (iii) (including subsequent, new growth acquired customers of such Newly Acquired Sprint Affiliates), such PCS/LTE Services customers of such Newly Acquired Sprint Affiliate shall not be deemed to be Sprint Customers if:
(x) they are acquired and maintained under the brand of the entity or entities acquired by Sprint and
(I) Sprint causes those postpaid, prepaid and MVNO customers of such Newly Acquired Sprint Affiliate that have handsets or other devices with local telephone numbers outside of the Markets (based on NPA-NXX codes) to be programmed (or as necessary reprogrammed) to prefer the Alliances Network over any other wireless network, including the Newly Acquired Sprint Affiliate’s wireless network, except 1) where, even though the newly acquired network is a CDMA network, it is not reasonably technologically possible to prefer roaming on the Alliances Network over the newly acquired network (i.e., an inability to deliver unique PRLs to enable such differentiation; in which case the Alliances network will be identified as the first wireless network to be acquired in the Markets after the wireless network of the Newly Acquired Sprint Affiliate in the Markets), or 2) where such use of the Alliances Network is not possible due to technological incompatibility (e.g., GSM, HSPA, etc.); or,
(II) Sprint causes those postpaid, prepaid and MVNO customers of such Newly Acquired Sprint Affiliate that have handsets or other devices with local telephone numbers inside of the Markets (based on NPA-NXX codes) to be programmed (or as necessary reprogrammed) to prefer the Alliances Network over any other wireless network, other than the Newly Acquired Sprint Affiliate’s wireless network, except where such use of the Alliances Network is not possible due to technological incompatibility; or,
(y) they are acquired and maintained on a network that is technologically incompatible with the Alliances Network.
With respect to the PCS/LTE Services network of any Newly Acquired Sprint Affiliate existing as of the closing date of the acquisition and located within the Markets, such network may be maintained and used by Sprint or such Newly Acquired Sprint Affiliate to provide PCS/LTE Services and other non-PCS/LTE Services to the Newly Acquired

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Sprint Affiliate customers. When and to the extent that the Newly Acquired Sprint Affiliate network is technologically compatible with the Alliances Network, the continued use of such network by Sprint or such Newly Acquired Sprint Affiliate will remain subject to the foregoing requirements of clause (x) above. For the avoidance of doubt, the Sprint Entities shall not be permitted to migrate any Sprint Customers to the network of a Newly Acquired Sprint Affiliate in the Markets, or otherwise serve a Sprint Customer in the Markets except in the case of roaming when there is a lack of coverage by the Alliances Network.
5.    Scope of PCS/LTE Services; Handset Handling; MIN Administration; Billing; Forecasts
5.1    PCS/LTE Services
During the term of this Agreement, the Alliances agree to provide to Sprint the PCS/LTE Services in the Markets.
5.2    Sprint Handset, Device and Accessory Handling Services
The Sprint Entities will be responsible for making their own arrangements (a) to purchase handsets, devices and accessories for resale, from manufacturers selected by the Sprint Entities and (b) for the delivery of those handsets, devices and accessories directly to the Sprint Entities.
5.3    MIN Range Administration
Unless the parties otherwise agree, the Sprint Entities will be responsible for the administration of their own MIN ranges and unique customer MDN’s and ESN’s for each Market, and the Alliances will route and bill Sprint for PCS/LTE Services accordingly. The parties agree to work together in good faith to coordinate MIN range administration, including sufficient advance notice necessary to implement the terms of this Section 5.3.
5.4    Call Detail Records
The Alliances will provide Sprint with electronic call detail records on a near real time basis (“Electronic Billing”). Sprint shall provide for network facilities to transport call detail records to support Electronic Billing and is responsible for providing systems and capacity to receive all available call detail records. Electronic call detail records will be provided in native format. For purposes of this Agreement, the term “near real time basis” means the period of time in which the Alliances can read their own call detail records for the Alliances’ Customers. With respect to payment for defective call detail records, Sprint may, in addition to any other rights and remedies available to Sprint, dispute such payments under the procedures set forth in Section 6.3. Additionally, Sprint will have no responsibility for paying invoices for PCS/LTE Services to the extent that the Alliances do not forward the applicable call detail records for Sprint Customers from Alliances’ switches to the Alliances’ platform within ten (10) days after the occurrence of such call(s).
5.5    Subscriber Information / Network Discussions
Sprint will provide the Alliances current subscriber information for each of the Markets as required by Schedule 2. In addition, for network planning purposes, the parties shall endeavor to meet quarterly to discuss Sprint’s national trends in terms of subscriber and usage growth.
5.6    Intercarrier Roaming Service Agreement.
The parties are, contemporaneous with the execution of this Agreement, also entering into an updated IRSA covering PCS Services and LTE Services.

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6.    Prices and Terms of Payment
6.1    Payment of Charges
6.1.1    Beginning on the Effective Date, Sprint shall be liable and will pay the Alliances for usage charges associated with the use of PCS/LTE Services by Sprint Customers as determined in accordance with Schedule 2.
6.1.2    Disputed charges are governed by the procedures set forth in Section 6.3 below.
6.1.3    All prices and charges stated in this Agreement are in U.S. dollars. All usage charges shall be billed according to the billing methodology set forth on Schedule 3.
6.2    Invoices
For usage charges associated with the use of the PCS/LTE Services by Sprint Customers as set forth in Section 6.1 and Schedule 2 during the period from the first day through the last day of each calendar month, the Alliances will provide Sprint invoices on a semi-monthly basis on or about the sixteenth day of such calendar month and the first day of the next calendar month, all as set forth on Schedule 2. Sprint will be liable to the Alliances for those undisputed charges and will pay them in accordance with the provisions of this Section 6. Payment for each invoice is due within twenty (25) days of receipt of invoice by Sprint. Interest, at a daily interest rate equal to .0491%, compounded monthly, shall begin to accrue on undisputed payment amounts due which are not made by the due date.
6.3    Disputed Charges
6.3.1    General
Sprint may elect to withhold payment of any properly disputed portion of any invoice until the dispute is resolved as set forth in this Section 6.3. Sprint must pay the undisputed amount of any invoice in a timely manner as provided in Section 6.2. Upon resolution of any dispute, payment of any disputed and withheld amount by Sprint that is determined to be due and owing (including interest, at a daily interest rate equal to .0491%, compounded monthly) is due and payable within ten (10) days following resolution of the dispute as provided in this Section 6.3.
6.3.2    Fraud
Sprint shall use its own capabilities for the purposes of Fraud analysis. Sprint shall not be responsible for the payment of charges based on Fraud, when such charges originate one (1) business day after the Alliances have received written notice from Sprint that Sprint has discovered such Fraud but only if the Alliances are in control of the reasonable means to prevent such Fraud from occurring. In the event the Alliances discover Fraud, they shall promptly notify Sprint. In the event the Alliances discover Fraud, nothing herein shall prevent the Alliances from taking prompt action (without prior notice to Sprint) that is reasonably necessary to prevent such Fraud; provided, that, nothing contained herein shall impose any obligations on the Alliances to take any action with respect to Fraud. Sprint shall indemnify and hold the Alliances harmless from any and all costs, expenses, damages, claims, losses or actions arising from Fraud to the extent the party claiming the Fraud is (or had been at the time of the alleged Fraud) a Sprint Customer.
6.3.3    Billing Errors Discovered Before Payment
If Sprint intends not to pay all or part of an invoice as a result of Sprint’s reasonable belief that a Billing Error exists, Sprint will, prior to the due date of such invoice, provide to the Alliances written notice of any Billing Error, together with a detailed explanation of the nature and amount of the Billing Error and all applicable call detail records upon which such Billing Error is based. The Alliances will respond to Sprint in writing with regard to the Billing Error within ten (10) business days after receipt of Sprint’s notice of a Billing Error and credit Sprint’s account within the later of (i) ten (10) business days after receipt of Sprint’s notice of a Billing Error or (ii) the next invoice date if the Alliances agree that such resolution is appropriate. If the parties mutually agree that such charges

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are correct, Sprint shall pay any disputed and withheld amount, including interest, as provided for in Section 6.3.1. If the parties are unable to resolve any such disputes within thirty (30) days of the date of the Alliances’ response, either party may initiate the dispute resolution process set forth in Section 17.14.
6.3.4    Billing Errors Discovered After Payment
Following payment of an invoice, if a party discovers that a Billing Error has occurred, the party will provide notice of such Billing Error, together with the applicable call detail records and the amount of the Billing Error, to the other party as soon as practical upon detection. After receiving notice of a Billing Error, the other party will respond in writing to the party detecting the Billing Error within ten (10) business days after receipt of the Billing Error notice. Upon resolution, payment of amounts that are determined to be due and owing as a result of such Billing Error (exclusive of any interest charges reflecting the time value of the Billing Error) will be due and payable within twenty-five (25) days following resolution. If payment is not made within such twenty-five (25) day period, the amount due will be adjusted to include interest from the original invoice date at a daily interest rate equal to .0491%, compounded monthly. No corrections or adjustments for Billing Errors discovered after payment will be made unless the discovering party sends written notice of a Billing Error to, and such notice is received by, the other party within three hundred sixty five (365) days of the invoice date of any invoice subject to a purported Billing Error. If the parties are unable to resolve Billing Errors within sixty (60) days of the date of response by the party receiving the Billing Error notice, either party may initiate the dispute resolution process set forth in Section 17.14.
6.4    Taxes and Other Levies by Governmental Authorities
6.4.1    Taxes
The rates and charges set forth in this Agreement do not include sales or similar taxes imposed on the PCS/LTE Services provided by the Alliances to Sprint. Sprint shall provide the Alliances with copies of all applicable tax exemption certificates. The Alliances shall not be responsible for the remittance of any taxes, fees and other charges of Governmental Authorities relating to the use of the Alliances Network for PCS/LTE Services by Sprint Customers for PCS/LTE Services.
6.4.2    Other Levies by Governmental Authorities
The Alliances will be solely responsible for the timely and accurate remittance of all taxes, fees and other charges of Governmental Authorities relating to the ownership and operation of the Alliances Network.
6.5    Enhanced 911 Charges
Sprint shall (i) reimburse the Alliances for a pro rata allocated portion of reasonable and documented E-911 costs incurred by the Alliances after the Effective Date related to providing PCS Services to Sprint or Sprint Customers and (ii) subject to commercially reasonable terms, enter into a separate agreement with the vendor supplying the Alliances with E-911 database services, to purchase the required E-911 database services on behalf of Sprint Customers.
7.    Rights and Obligations of the Parties
7.1    Sprint’s Responsibility and Liability Related to PCS/LTE Services to Sprint Customers
Sprint will be responsible and liable for (i) Sprint Customer credit verification, (ii) billing, (iii) collection, (iv) customer service, (v) all similar support necessary to provide PCS/LTE Services to Sprint Customers and (vi) all risks and expenses related to such services. No Sprint Entity will make any representation, warranty or covenant to any Sprint Customer that would misrepresent or conflict with the terms and conditions of this Agreement.

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7.2    Network Requirements
7.2.1    General Requirements
The Alliances warrant that PCS/LTE Services will be of a quality and clarity no worse than PCS/LTE Services provided by the Alliances to Alliances’ Customers.
This Section 7.2.1 and the accompanying Schedule 4 attached hereto (collectively, “Network Performance Standards and Requirements”) set forth the general, operation, performance specifications and SLAs of the Alliances Network as of the Effective Date as to voice, 1xRTT data and EVDO data. With respect to the performance specifications and SLAs for LTE, the parties will mutually agree to such performance specifications and SLAs in accordance with the process set forth in Schedule 4 and, upon completion of such process within two hundred (200) days of the Effective Date, the parties shall amend this Agreement to include network performance specifications, standards and SLAs for LTE.
With respect to the Trusted Delivery Process requirements described in Schedule 6 hereto, the parties will mutually agree to such requirements in accordance with the process set forth therein and, upon completion of such process within two hundred (200) days of the Effective Date, the parties shall amend this Agreement to include the Trusted Delivery Process requirements.
In the event that the parties are unable, for any reason, to mutually agree to the LTE performance specifications and SLAs and/or the Trusted Delivery Process requirements as contemplated by this Section 7.2.1, either party may, by giving written notice to the other party, have such standards and SLAs and/or such Trusted Delivery Process requirements determined through mandatory arbitration administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules, and the decisions (standards and SLAs and/or Trusted Delivery Process requirements) rendered by the arbitrator(s) shall be binding upon the parties and may be enforced in any court having competent jurisdiction.
7.2.2    Network Upgrades Requested by Sprint
The Alliances will at all times during the Term of this Agreement, at its own expense, cause the Alliances Network to provide the core features, technologies and services, as set forth in this Section 7.2.2. The initial core features and services for the Alliances Network that the Alliances must provide are set forth in Schedule 6 (the “Initial Core Features”). The Parties will meet to discuss and agree in good faith upon the process for development and provision of Sprint’s network technology roadmap (the “Sprint Technology Roadmap.”)
Sprint may from time to time notify the Alliances in writing (a “Notice of Updated Core Features”) of new or modified core features, technologies or services relating to PCS Services and/or LTE Services (“Updated Core Features,” and together with the Initial Core Features, the “Core Features”) to be provided by Sprint to Sprint Customers in its markets that are comparable to the Markets (the “Sprint Comparable Markets”) and will so notify the Alliances as soon as reasonably practicable after Sprint determines that any such Updated Core Features will need to be provided, including whether or not intermediate implementation steps may be required given the nature of a particular update. For the purposes of this Section 7.2.2, Schedule 9 identifies the Sprint Comparable Markets. In connection with a Notice of Updated Core Features, Sprint will also provide to the Alliances an estimated schedule for Sprint’s implementation of the Updated Core Features on the Sprint systems in the Sprint Comparable Markets (the “Core Features Build-out Schedule”). Sprint shall notify the Alliances as soon as reasonably practicable if at any time Sprint anticipates that any portion of Sprint’s actual build-out and implementation of the Updated Core Features will not be completed in the time frame set forth in the Core Features Build-out Schedule and shall provide an updated Core Features Build-out Schedule.
With respect to any Updated Core Features included in the Sprint Technology Roadmap that are the subject of any Notice of Updated Core Features, subject to the provisions of Schedule 6, the Alliances and/or NTELOS must cause the Alliances Network to, at the Alliances and/or NTELOS own expense, implement the Updated Core Features within a period of time equal to the greater of (i) six (6) months after Sprint provides a Notice of Updated Core Features, including the Core Features Build-out Schedule, or (b) ninety (90) days after Sprint implements the

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Updated Core Features for the majority of the collective population covered by Sprint in the Sprint Comparable Markets. With respect to any Updated Core Features not included in the Sprint Technology Roadmap that are the subject of any Notice of Updated Core Features, subject to the provisions of Schedule 6, the Alliances and/or NTELOS must cause the Alliances Network to implement the Updated Core Features within a period of time equal to the greater of (i) one (1) year after Sprint provides a Notice of Updated Core Features, including the Core Features Build-out Schedule, or (b) ninety (90) days after Sprint implements the Updated Core Features for the majority of the collective population covered by Sprint in the Sprint Comparable Markets. Schedule 6 will automatically be amended and restated to include any Updated Core Features when the Alliances implement the Updated Core Features or the date on which the Alliances are required to have implemented the Updated Core Features, whichever occurs first. Any Updated Core Feature that i) the Alliances implement in the Markets pursuant to this Section 7.2.2 and ii) that Sprint generally makes available in the provision of inbound roaming services to third party roaming customers (“Generally Available Roaming Services”) shall be available for use by the Alliances’ customers on the Sprint Entities’ network to the extent the Sprint has implemented such Updated Core Feature on the Sprint Entities’ network. Upon the Alliances request, the parties will meet and discuss the possibility of implementing a product or feature on the Sprint Entities’ network that is not a Generally Available Roaming Service. However, absent mutual agreement of the parties, Sprint has no obligation to implement for use by the Alliances’ customers any product or service on the Sprint Entities network that is not a Generally Available Roaming Service.
7.2.3    Absence of Coverage
If, at any time during the term of this Agreement, Sprint desires to have geographic or in building coverage within a Market served by the Alliances Network, where geographic or in building coverage does not already exist or is so inadequate as to be reasonably identifiable as the source of customer complaints, Sprint shall provide the Alliances with a written request to expand the coverage area of the Alliances Network within a Market. If, within sixty (60) days of receipt of such written notice, the Alliances do not provide Sprint with a written commitment to develop such coverage within a reasonable period of time, or if the Alliances do not develop such coverage within such reasonable period of time, Sprint shall have the right, at its own expense or at the expense of a third-party acting on Sprint’s behalf under a build-out agreement with Sprint (including, for purposes of clarity, a Strategic Roaming Alliance partner of Sprint), to construct its own cell sites (e.g., including but not limited to macro-sites, femtocells or other small cell devices, hereinafter “cell-site(s)”), or to take other action to provide such coverage, without breaching this Agreement or incurring liability to the Alliances. If, pursuant to this Section 7.2.3, Sprint constructs its own cell sites or takes such other action to provide coverage, (a) Sprint (or a party on Sprint’s behalf), at Sprint’s cost, will have the right to connect such sites or other construction to the Alliances Network and platforms, (b) the Alliances will coordinate with Sprint, at Sprint’s request, for the seamless operation and connectivity of the new cell sites with the Alliances Network, and (c) the Alliances shall have the right to use such new cell sites to provide geographic coverage to Alliances’ Customers for which the Alliances will pay Sprint the Travel rates provided in Schedule 2.
7.2.4    Modifications
Subject to the Alliances’ compliance with the Network Specifications, the Alliances may, in their reasonable discretion, change or update the Facilities or the Alliances’ operations, equipment, software, procedures or services in a commercially reasonable manner; provided, that, such changes or updates shall not unreasonably interrupt, suspend, delay or adversely change the quality or functionality of the PCS/LTE Services. The Alliances must give Sprint at least three (3) days prior written notice of the implementation of such planned changes or updates; provided, that, the Alliances shall not be required to provide such notice in the event of a change or update made in an emergency situation. In administering such changes or updates, the Alliances shall not knowingly or negligently interrupt, suspend, delay or adversely change the quality or functionality of the PCS/LTE Services in any material adverse manner.
7.2.5    The Alliances’ Reports to Sprint
The Alliances will provide Sprint with real time “read-only” access to performance data for elements of the Alliances Network which are to be used by Sprint. Such performance data shall be sufficient in scope and detail to establish compliance with the Network Specifications. In addition, the Alliances will provide an updated Format C Report (containing a spreadsheet detailing specific cell site information, as mutually agreed by the Alliances

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and Sprint, for each cell site and repeater site within the Markets) by the fifteenth (15th) day of each month to Sprint by means of electronic mail.
7.2.6    Network Upgrades Required By Governmental Authorities
If the Alliances are required to incur increased capital or operating costs as a result of compliance with any future network obligation(s) mandated by a Governmental Authority that is directly related to the use of the Alliances Network by Sprint Customers, then Sprint will reimburse the Alliances for the Alliances’ reasonably incurred and documented incremental increased capital and operating costs to comply with such mandate. For the avoidance of doubt, Sprint shall not be responsible for paying any such costs that would be incurred or payable by the Alliances in the absence of any Sprint Customer traffic on the Alliances Network.
7.3    Exclusive Provider; Overbuilds
7.3.1    PCS/LTE Services
Subject to the exceptions identified below in this Section 7.3.1, beginning with the Effective Date of this Agreement and continuing until the end of either the Initial Term or the last Renewal Term (the “Exclusivity Period”), the Alliances shall be the exclusive provider of PCS/LTE Services to Sprint Customers within the Markets.
During the Exclusivity Period, the Sprint Entities shall not, and shall cause each of its Affiliates not to, either directly or indirectly, contract for, launch or finance any wireless communications network that provides PCS/LTE Services within the Markets. Following the end of the Exclusivity Period and continuing during any Phase-Out Period, the Sprint Entities shall have the continuing obligation to cause all Sprint Customer devices to be programmed to prefer the Alliances Network over any other network except any wireless network built by or on behalf of the Sprint Entities in the Markets during the Overbuild Period. For purposes of this Agreement, the “Overbuild Period” shall be the final eighteen (18) months of the Exclusivity Period, except to the extent an Overbuild Period and Phase-Out period are (i) the thirty (30) month period prescribed by Section 3.3(b)(i) or 3.3(c), as applicable, or (ii) the six (6) month period prescribed by Section 3.3(b)(ii).
Further, beginning with the Effective Date of this Agreement and continuing until the commencement of the Overbuild Period, the Sprint Entities shall not, and shall cause each of its Affiliates not to, either directly or indirectly, commence construction of, or contract for or finance the construction of, any wireless communications network that provides PCS/LTE Services within the Markets. For the avoidance of doubt, during the Exclusivity Period, the Sprint Entities shall not be permitted to transition Sprint Customers from the Alliances Network to any wireless network built by the Sprint Entities, directly or indirectly, in the Markets during the Overbuild Period.
For the avoidance of doubt, as of the commencement of the Overbuild Period, the Sprint Entities or any of their Affiliates, are authorized to commence construction of, contract for, or finance any wireless communications network that provides PCS/LTE Services within the Markets. Further, following the commencement of any Phase-Out Period defined in Section 3.3, the Sprint Entities are authorized to transition Sprint Customers from the Alliances Network to any PCS/LTE wireless network that the Sprint Entities or any of its Affiliates have, directly or indirectly, contracted for, launched, financed or built within the Markets in accordance with the terms of this Agreement.
Notwithstanding the foregoing, nothing in this Section 7.3.1 shall be deemed to prohibit the Sprint Entities or any of its Affiliates from, directly or indirectly, taking the following actions within the Markets at any time during this Agreement:
(a)    Roaming on third-party network systems that may occur in the ordinary course because of lack of geographic or in building coverage from the Alliances Network;
(b)    Providing non-PCS/LTE Services to Sprint Customers, except to the extent future non-PCS/LTE Services may be added to this Agreement;

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(c)    Constructing or operating cell sites in a situation where there is an absence of geographic or in building coverage as provided for in Section 7.2.3 of this Agreement; or
(d)    Acquiring, being acquired by, merging with or otherwise combining with a Person or Persons that is already providing PCS Services or LTE Services in the Markets, subject to the requirements of this Agreement relating thereto.
7.3.2    Non-PCS/LTE Services
Each party reserves all rights to build and maintain a network, and provides services using such network, to the extent such services are non-PCS/LTE Services.
7.4    Spectrum
The Alliances shall make available for the PCS/LTE Services to be provided under this Agreement the FCC License Spectrum identified on Schedule 1A to this Agreement (the “NTELOS Applicable Licenses”).
Sprint represents that it, or its Affiliate, is either the holder or the spectrum lessee of the FCC License Spectrum in the Markets identified on Schedule 1B (each, a “Sprint Applicable License” and collectively, the “Sprint Applicable Licenses”). Sprint shall lease during the term of this Agreement all of its and any Affiliate’s spectrum on the Sprint Applicable Licenses in the Markets to NTELOS: 800 MHz, 1900 MHz, 2500 MHz BRS, and, except as otherwise provided in Section 8.3, any future acquired spectrum bands in the Markets (if utilized to provide PCS/LTE Services) subject to long term de facto spectrum lease agreements, and will sublease 2500 EBS spectrum band subject to a long term de facto spectrum sublease agreement, conditioned however, on Sprint’s ability to obtain sublease consent from the respective 2500 EBS Spectrum licensees (collectively, the “Sprint Spectrum Leases”). The parties are, contemporaneous with the execution of this Agreement, entering into the Sprint Spectrum Leases. Except spectrum acquired in future auction as provided in Section 8.3, any future leases shall be upon substantially the same terms as the Sprint Spectrum Leases being executed contemporaneously with the execution of this Agreement. The parties will work together to determine how and under what terms any future acquired spectrum acquired under section 8.3 in the Market (if utilized to provide PCS/LTE Services) will be added to the Sprint Spectrum Leases.
The parties acknowledge that the Sprint Spectrum Leases relating to the 2500 EBS spectrum (the “EBS Leases”) have not been fully reviewed, and agree to defer entering into any EBS subleases until the review is reasonably complete. The parties agree to use commercially reasonable efforts to complete review of the EBS Leases expeditiously and, in any event within fifty (50) days of the Effective Date in order to determine those EBS Leases for which master lessor consent is not required, or if required may be readily obtained; and those EBS Leases for which there will be no material obligations imposed on the Alliances as sublessee. As to all such EBS Leases, the Parties will enter into the EBS subleases using the form previously agreed by the parties. The parties further agree that as to any Market in which sufficient EBS channels are not available for sublease in order to provide the Alliances with the requisite MHz of lease spectrum under all Leases (taken together with the 2500 MHz BRS spectrum licenses of Sprint and the available 2500 MHz BRS spectrum of the Alliances), to meet the build requirements for the 2500 MHz spectrum, as contemplated by Schedule 7, the build out obligations imposed on the Alliances under Schedule 7 with respect to such spectrum shall be suspended, and the parties will meet to negotiate in good faith to either modify those obligations to accommodate the spectrum actually available to the Alliances or to provide alternative spectrum in place of spectrum relating to the defective EBS Lease. If the parties are unable to negotiate a reasonable alternative, then the build out requirements shall be amended to relieve the Alliances of the obligations that were previously suspended hereunder.
7.5    Representatives
As the “single point of contact” with respect to the monitoring and administration of this Agreement, each of the Alliances and Sprint agree to appoint one individual who shall have, as one of his or her primary functions, the responsibility for the administration of this Agreement. The initial appointees are set forth on Schedule 5.

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7.6    EVDO Deployment Acknowledgement; PCS/LTE Deployment
7.6.1    The Sprint Entities acknowledge that the EVDO Deployment set forth on the Prior Resale Agreement has been completed.
7.6.2    Except as expressly provided otherwise in this Agreement, the Alliances agree to implement PCS/LTE in the Alliances Network in the Markets in accordance with Schedule 7.
7.6.3    As a result of the proposed network upgrade contemplated by this Agreement the Alliances may have an opportunity (but shall not be obligated) to re-deploy existing EVDO-supported site electronics to areas where the Alliances currently do not provide such EVDO coverage. In the event that the Alliances re-deploy such existing site electronics to create new sites in geographic areas of the Market that previously lacked coverage as of the Effective Date (“Re-Deployed Sites”), the Alliances shall have no obligation to deploy LTE Services to such Re-Deployed Sites. For the sake of clarity, such sites will be considered EVDO-based sites that Sprint Customers can access, subject to the same terms and conditions of this Agreement as applied to all other EVDO-based sites.
7.7    Software Deployment Process
The Alliances agree to deploy the generally available software release in accordance with the requirements described in Schedule 6 hereto.
8.    Licenses
8.1    General
The Alliances represent that they are the holders of the NTELOS Applicable Licenses. During the term of this Agreement, each of the Alliances agrees that it will comply in all material respects with all FCC rules and regulations regarding an NTELOS Applicable License and will use its reasonable best efforts to maintain such NTELOS Applicable License and to refrain from any action or inaction which may result in the revocation or other loss of such NTELOS Applicable License. The Alliances will provide Sprint with any and all notices from the FCC which could materially affect the Alliances’ ownership of the NTELOS Applicable Licenses, the provision of PCS/LTE Services to Sprint or the Alliances’ performance of any other material covenant or obligation in this Agreement. Each of the Alliances represents and warrants as to itself that each of the NTELOS Applicable Licenses are in full force and effect and are not subject to any petition to deny or petition for reconsideration and that no other party holds any interest of any nature with regard to such Licenses, other than security interests held by senior secured lenders to the Alliances and/or NTELOS or by the FCC or its agents. Sprint agrees to use commercially reasonable efforts not to take any action that would jeopardize the Alliances’, or another License holder’s, ability to hold the NTELOS Applicable Licenses, without penalty.
Sprint represents that it, or its Affiliate, is either the holder or the spectrum lessee of the Sprint Applicable Licenses. During the term of this Agreement, Sprint agrees that it will comply in all material respects with all FCC rules and regulations regarding a Sprint Applicable License and will use its reasonable best efforts to maintain such Sprint Applicable License and to refrain from any action or inaction which may result in the revocation or other loss of such Sprint Applicable License. Sprint will provide the Alliances with any and all notices from the FCC which could materially affect Sprint’s ownership of the Sprint Applicable Licenses, the ability of the Alliances to provide PCS/LTE Services to Sprint or the Alliances’ or Sprint’s performance of any other material covenant or obligation in this Agreement. Sprint represents and warrants that each of the Sprint Applicable Licenses are in full force and effect and are not subject to any petition to deny or petition for reconsideration and that no other party holds any interest of any nature with regard to such Licenses, other than security interests held by senior secured lenders to Sprint or by the FCC or its agents. NTELOS agrees to use commercially reasonable efforts not to take any action that would jeopardize the Sprint’s, or another License holder’s, ability to hold the Sprint Applicable Licenses, without penalty.

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8.2    Renewals
The Alliances agree that they will use their reasonable best efforts to obtain renewals of the NTELOS Applicable Licenses throughout the term of this Agreement and, specifically, will file all required applications for renewal and will diligently and promptly pursue such renewal applications unless the Alliances reasonably determine that the FCC has imposed such burdens upon the renewal of the NTELOS Applicable Licenses that it is not commercially reasonable to renew such NTELOS Applicable Licenses. In the event the Alliances determine that it is not commercially reasonable to renew such NTELOS Applicable Licenses, the Alliances shall give Sprint written notice of such determination no later than one hundred fifty (150) days prior to the expiration of the term of such NTELOS Applicable Licenses (or any renewal term). In the event the Alliances give a non-renewal notice pursuant to this Section 8.2 and do not withdraw such notice as provided below, Sprint may, at its option, give written notice, no later than sixty (60) days prior to the expiration of such NTELOS Applicable Licenses, to the Alliances that the Alliances must file an application for FCC approval to transfer such NTELOS Applicable Licenses from the Alliances to Sprint or one of its Affiliates and that the Alliances must reasonably cooperate with Sprint to pursue the transfer and renewal of such NTELOS Applicable Licenses. To the extent permitted by law, the parties will use their reasonable efforts to avoid the public disclosure of such filing. Sprint agrees to promptly reimburse the Alliances for the reasonable legal and other costs associated with the development, filing and prosecution of such application and the cooperation in pursuing the renewal. If the FCC approves such application for transfer, then, upon Sprint’s request, the Alliances will transfer such NTELOS Applicable Licenses (for no consideration) to Sprint or its Affiliate prior to the NTELOS Applicable License expiration, and Sprint shall be responsible for any renewal fees required by the FCC. Notwithstanding the foregoing, in the event the Alliances shall have determined to assign this Agreement, in accordance with the provisions of Section 16.2, with respect to a Market for which there is a NTELOS Applicable License with respect to which a notice of non‑renewal under this Section 8.2 has been given by the Alliances to Sprint, the Alliances shall have the right to withdraw such notice and pursue the transfer of such NTELOS Applicable License to the proposed assignee. To exercise such right to withdraw a previously-give withdrawal notice, the Alliances must give written notice to Sprint prior to the fifty-ninth (59th) day before the expiration of the NTELOS Applicable License, and the Alliances must provide Sprint with satisfactory assurances that the transfer of such NTELOS Applicable License is reasonably likely to be approved by the FCC with the result that Sprint would not experience an interruption of service in such Market. Further, in the event that (a) the Alliances withdraw a notice of non-renewal under this Section 8.2 (as provided above) and (b) the Alliances receive a bona-fide offer to purchase such NTELOS Applicable Licenses from a third-party, the Alliances will deliver the material terms of such offer to Sprint, and Sprint will have the right to purchase such NTELOS Applicable Licenses, for the price and on the terms and conditions set forth in the offer. Sprint may exercise such right to purchase such NTELOS Applicable Licenses by giving written notice to the Alliances within ten (10) business days of Sprint’s receipt of such offer.
Sprint agrees that it will use its reasonable best efforts to obtain renewals of the Sprint Applicable Licenses throughout the term of this Agreement and, specifically, will file all required applications for renewal and will diligently and promptly pursue such renewal applications unless Sprint reasonably determines that the FCC has imposed such burdens upon the renewal of the Sprint Applicable Licenses that it is not commercially reasonable to renew such Sprint Applicable Licenses. In the event Sprint determines that it is not commercially reasonable to renew such Sprint Applicable Licenses, Sprint shall give NTELOS and the Alliances written notice of such determination no later than one hundred fifty (150) days prior to the expiration of the term of such Sprint Applicable Licenses (or any renewal term). In the event Sprint gives a non-renewal notice pursuant to this Section 8.2 and does not withdraw such notice as provided below, NTELOS and/or any of the Alliances may, at its option, give written notice, no later than sixty (60) days prior to the expiration of such Sprint Applicable Licenses, to Sprint that Sprint must file an application for FCC approval to transfer such Sprint Applicable Licenses from the Sprint to NTELOS and/or any of the Alliances or any of their Affiliates and that the Sprint must reasonably cooperate with NTELOS and/or any of the Alliances to pursue the transfer and renewal of such Sprint Applicable Licenses. To the extent permitted by law, the parties will use their reasonable efforts to avoid the public disclosure of such filing. NTELOS and the Alliances each agree to promptly reimburse Sprint for the reasonable legal and other costs associated with the development, filing and prosecution of such application and the cooperation in pursuing the renewal. If the FCC approves such application for transfer, then, upon NTELOS’s or any Alliance’s request, Sprint will transfer such Sprint Applicable Licenses (for no consideration) to NTELOS and/or any Alliance or any of their Affiliates prior to the Sprint Applicable License expiration, and NTELOS and the Alliances shall be responsible for any renewal fees required by the FCC. Notwithstanding the foregoing, in the event Sprint shall have determined to assign this Agreement, in accordance with the provisions of Section 16.1,

CONFIDENTIAL TREATMENT REQUESTED BY NTELOS HOLDINGS CORP.

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with respect to a Market for which there is a Sprint Applicable License with respect to which a notice of non‑renewal under this Section 8.2 has been given by Sprint to the Alliances, Sprint shall have the right to withdraw such notice and pursue the transfer of such Sprint Applicable License to the proposed assignee. To exercise such right to withdraw a previously-given withdrawal notice, Sprint must give written notice to the Alliances prior to the fifty-ninth (59th) day before the expiration of the Sprint Applicable License, and Sprint must provide the Alliances with satisfactory assurances that the transfer of such Sprint Applicable License is reasonably likely to be approved by the FCC with the result that the Alliances would not experience an interruption in the use of the spectrum covered by such Sprint Applicable License in such Market. Further, in the event that (a) Sprint withdraws a notice of non-renewal under this Section 8.2 (as provided above) and (b) Sprint receive a bona-fide offer to purchase such Sprint Applicable Licenses from a third-party, Sprint will deliver the material terms of such offer to NTELOS and the Alliances, and NTELOS and/or the Alliances will have the right to purchase such Sprint Applicable Licenses, for the price and on the terms and conditions set forth in the offer. NTELOS and/or the Alliances may exercise such right to purchase such Sprint Applicable Licenses by giving written notice to Sprint within ten (10) business days of their receipt of such offer from Sprint.
8.3    Future Spectrum Acquired Through Auction
In the event that both parties intend to submit a “short-form application” to participate in the same spectrum auction for licenses in the same or overlapping geographic areas, whether within or outside the Markets, the parties understand and agree that they will work together and, to the extent necessary, take such steps as may be required to comply with any relevant competitive bidding and/or anti-collusion rules.
Nothing within Section 8.1 will be construed to restrict the ability of either party to pursue or enter into bidding or other relationships with third parties to acquire 600 MHz licenses, including those which may, based on licensing or service rules for the Broadcast Television Incentive Auction but heretofore unknown, overlap areas within a Market. Each party agrees to act in good faith to ensure that provision of PCS/LTE Services pursuant to any such agreement is not inconsistent with the purpose of this Agreement, as described in Section 2.
9.    Audit
9.1    General
Each party will maintain complete and accurate records for twelve (12) months following conclusion or expiration of all agreement payment obligations of all parties related to such records in a consistent form to substantiate the monetary payments and reporting and other obligations of one party to the other party under this Agreement. Each party may, upon reasonable prior written notice, conduct during the other party’s regular business hours, and in accordance with applicable law and reasonable security requirements, audits of those records. Each party may seek a general audit of these records no more than once every twelve (12) months. In addition, each party may seek limited audits of records relating to specific disputed payment and reporting obligations, not more than once every three (3) months. These audit rights will survive until the period ending twelve (12) months following conclusion or expiration of all post-agreement payment obligations of all parties under this Agreement. During the term of this Agreement, the Alliances hereby grant reasonable access to Sprint and its representatives to review and inspect the Alliances Network, including individual cell sites and the switch location(s); provided, that, Sprint provides reasonable advance notice to the Alliances and the Alliances have the right to have an employee or representative present at all times during such inspection.
9.2    Procedure
Audits will be conducted in accordance with the following restrictions: (a) the audit may be conducted by employees of the auditing party and/or by third-party representatives, (b) the audited party may require the auditing party’s employee to conduct the audit on the premises of the audited party, (c) the audited party will have the right to have an employee or representative present at all times during the audit, (d) the auditing party will not have direct access to the audited party’s computer database without the consent of the audited party, and will be entitled to review only those specific records of the audited party directly related to the monetary obligations of the audited party under this Agreement, and (e) the auditing party will provide reasonable advance notice of the audit and the audit will be scheduled at a mutually acceptable time and the parties will avoid, to the extent reasonably practical, scheduling such

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audit in the months of January or February. Subject to the restrictions set forth above, the audited party will cooperate fully with the auditing party. All reasonable fees and costs incurred by either party in connection with those audits will be paid by the auditing party. However, the auditing party will not be responsible for any charges associated with the services of any employee of the audited party. The audited party will have the right to have the results of any audit reviewed by the audited party’s internal auditing staff or by the audited party’s independent accountants who then audit the financial statements of the audited party (“Independent Auditors”) and the cost of such an internal or Independent Auditors’ review will be borne by the audited party. The audited party must use its commercially reasonable efforts to promptly correct any material deficiencies related to performance uncovered by an audit.
10.    Warranties
Except as otherwise provided in this agreement, the Alliances make no warranties, express or implied, regarding the Alliances Network or the PCS/LTE Services or, if applicable, any equipment, including any warranties of merchantability or fitness for a particular purpose. The Alliances do not authorize anyone to make any warranty on their behalf, and the Sprint Entities should not rely on any such statement.
11.    Trade Name, Trade Marks and Service Marks
11.1    The Alliances’ Rights
The Sprint Entities recognize the right, title and interest of the Alliances in and to all service marks, trademarks, trade names, trade dress, logos and other indicia of origin used in connection with the services and products sold by the Alliances (collectively, the “Alliances’ Marks”). The Sprint Entities will not engage in any activities or commit any acts, directly or indirectly, that contest, dispute, or otherwise impair, or that may contest, dispute or otherwise impair the right, title or interest of the Alliances therein. The Sprint Entities acknowledge and agree that nothing in this Agreement grants to the Sprint Entities the right to use and the Sprint Entities agree that they will not use any of the Alliances’ Marks or any service mark, trademark, trade name, trade dress, logos and other indicia of origin that is confusingly similar to or a colorable imitation of any of the Alliances Marks and will not incorporate the Alliances’ Marks into service mark, trademark, trade name, trade dress, logos and other indicia of origin used or developed by the Sprint Entities.
11.2    Sprint’s Rights
The Alliances and NTELOS recognize the right, title and interest of the Sprint Entities in and to all service marks, trademarks, trade names, trade dress, logos and other indicia of origin used in connection with the services and products sold by the Sprint Entities (collectively, the “Sprint Marks”). The Alliances and NTELOS will not engage in any activities or commit any acts, directly or indirectly, that contest, dispute, or otherwise impair, or that may contest, dispute or otherwise impair the right, title or interest of the Sprint Entities and their Affiliates therein. The Alliances and NTELOS acknowledge and agree that nothing in this Agreement grants to the Alliances or NTELOS the right to use and the Alliances and NTELOS agree that they will not use any Sprint Mark or any service mark, trademark, trade name, trade dress, logos, or other indicia of origin that is confusingly similar to or a colorable imitation of any of the Sprint Marks and will not incorporate the Sprint Marks into any service mark, trademark, trade name, trade dress, logos, or other indicia of origin, used or developed by the Alliances or NTELOS. The Alliances do not acquire or claim any right, title or interest in or to the Sprint Marks through the provision of PCS/LTE Service or products or otherwise.
Notwithstanding anything to the contrary in this Section 11.2, Sprint agrees that the Alliances and NTELOS may identify Sprint as the Preferred Nationwide Roaming Partner for the Alliances and NTELOS in their collateral and marketing materials, subject to Sprint’s prior review and written consent. The Alliances and NTELOS will submit to Sprint for prior review and written consent any collateral and marketing materials containing Sprint’s name. Sprint will promptly review such materials and not unreasonably withhold its written consent to their use.
11.3    Remedies for Violations
If either party violates or threatens to violate Section 11, the other party may exercise any right or remedy under this Agreement and any other right or remedy that it may have (now or hereafter existing) at law, in

CONFIDENTIAL TREATMENT REQUESTED BY NTELOS HOLDINGS CORP.

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equity or under statute; provided, however, that such rights and remedies will not be subject to the limitations set forth in Section 13.2. The parties agree that damages for violations of Section 11 may be difficult to ascertain or inadequate and that if either party violates or threatens to violate Section 11, the other party may suffer irreparable harm and therefore may seek injunctive relief in addition to any other right or remedy under this Agreement and any other right or remedy that it may have (now or hereafter existing) at law, in equity or under statute. The party that violates or threatens to violate Section 11 will not raise the defense of an adequate remedy at law.
12.    Insurance
12.1    Sprint Insurance
Sprint must, during the term of this Agreement and at its sole expense, obtain and keep in force, the following insurance: (a) Commercial General Liability Coverage, including personal injury, bodily injury, property damage, operations hazard, independent contractor coverage, contractual liability, and products and completed operations liability, in limits not less than one million dollars ($1,000,000) for each occurrence (combined single limit), with Sprint named as insured in the policy and the Alliances named as additional insured in the policy; and (b) Worker’s Compensation and Employer’s Liability insurance. All required insurance policies must be taken out with reputable national insurers that are licensed to do business in the jurisdictions where Sprint is doing business. The coverage amounts set forth may be met by a combination of underlying and umbrella policies so long as in combination the limits equal or exceed those stated amounts set forth. Sprint agrees that certificates of insurance will be delivered to the Alliances within fifteen (15) days of the Effective Date. All policies must contain an undertaking by the insurers to notify the Alliances in writing not less than thirty (30) days before any cancellation of the insurance, except ten (10) days if cancelled for non-payment of premium. The provision of insurance required in this Agreement will not be construed to limit or otherwise affect the liability of Sprint to the Alliances.
12.2    The Alliances Insurance
The Alliances must, during the term of this Agreement and at their sole expense, obtain and keep in force, the following insurance: (a) Commercial General Liability Coverage, including personal injury, bodily injury, property damage, operations hazard, independent contractor coverage, contractual liability, and products and completed operations liability, in limits not less than three million dollars ($3,000,000) for each occurrence (combined single limit), with the Alliances named as insured in the policy and Sprint named as additional insured in the policy; and (b) Worker’s Compensation and Employer’s Liability insurance. All required insurance policies must be taken out with reputable national insurers that are licensed to do business in the jurisdictions where the Alliances are doing business. The coverage amounts set forth may be met by a combination of underlying and umbrella policies so long as in combination the limits equal or exceed those stated amounts set forth. The Alliances agree that certificates of insurance will be delivered to Sprint within fifteen (15) days of the Effective Date. All policies must contain an undertaking by the insurers to notify Sprint in writing not less than thirty (30) days before any cancellation of the insurance, except ten (10) days if cancelled for non-payment of premium. The provision of insurance required in this Agreement will not be construed to limit or otherwise affect the liability of the Alliances to Sprint.

CONFIDENTIAL TREATMENT REQUESTED BY NTELOS HOLDINGS CORP.

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13.    Indemnification; Limitation of Liability
13.1    Indemnification
Subject to the limitations set forth in Section 13.2, a party (the “Indemnitor”) agrees to indemnify, defend and hold harmless the other party and its directors, officers, employees, agents, successors and assigns (separately and collectively, the “Indemnitee”) from and against any third-party liabilities, claims, demands, losses, damages, costs and expenses, including reasonable attorneys’ fees incurred or suffered by the Indemnitee, arising out of (a) a breach by the Indemnitor of any covenant, representation or agreement in this Agreement, (b) an act or omission of the Indemnitor in the performance or non-performance of its obligations under this Agreement, (c) property damage or personal injury which may be assessed against or incurred by the Indemnitee relating to or arising out of any negligent, grossly negligent or intentional misconduct or omission of the Indemnitor or its directors, officers, employees, agents, successors and assigns in connection with the provision or use of services under this Agreement or (d) the violation by the Indemnitor of any law, regulation or ordinance applicable to the Indemnitor.
13.2    Indemnification Procedures
13.2.1    Notice
The Indemnitee will give the Indemnitor written notice within thirty (30) days of becoming aware that any formal or informal claim, demand, or request for indemnified losses under Section 13.1 will be or has been made against the Indemnitee, either individually or with others, (the “Indemnification Claim”).
13.2.2    Defense by Indemnitor
If, within thirty (30) days after the giving of notice, the Indemnitee receives written notice from the Indemnitor stating that the Indemnitor intends to dispute or defend against the Indemnification Claim, the Indemnitor will have the right to select counsel of its choice and to dispute or defend against the claim, demand, liability, suit, action or proceeding, at its expense. The Indemnitee shall fully cooperate with the Indemnitor in the dispute or defense so long as the Indemnitor is conducting the dispute or defense diligently and in good faith; but the Indemnitor will not be permitted to settle the Indemnification Claim without the prior written approval of the Indemnitee, which approval will not be unreasonably delayed or withheld. Even though the Indemnitor selects counsel of its choice, the Indemnitee has the right to additional representation by counsel of its choice to participate in the defense at Indemnitee’s sole cost and expense.
13.2.3    Defense by Indemnitee
If (a) no notice of intent to dispute or defend the Indemnification Claim is received by Indemnitee within the thirty (30) day period, or (b) diligent and good faith defense is not being, or ceases to be, conducted, by the Indemnitor, the Indemnitee has the right to dispute and defend against the Indemnification Claim at the sole reasonable cost and expense of Indemnitor, but the Indemnitee will not permitted to settle the Indemnification Claim without the prior written approval of the Indemnitor, which approval will not be unreasonably withheld.
13.3    Limitation of Liability
EXCEPT FOR RIGHTS AND REMEDIES SPECIFICALLY PROVIDED FOR IN THIS AGREEMENT AND A PARTY’S INDEMNIFICATION OBLIGATIONS, NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY INDIRECT, INCIDENTAL, SPECIAL, PUNITIVE OR CONSEQUENTIAL DAMAGES AS A RESULT OF THE PERFORMANCE OR NON-PERFORMANCE OR BREACH OF ITS OBLIGATIONS UNDER THIS AGREEMENT, ITS ACTS OR OMISSIONS RELATED TO THIS AGREEMENT OR ITS USE OF THE PCS/LTE SERVICES.

CONFIDENTIAL TREATMENT REQUESTED BY NTELOS HOLDINGS CORP.

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14.    Breach, Remedies and Early Termination of the Agreement
14.1    Breach
An event of default (an “Event of Default”) shall occur if:
(i)    a party fails to make a payment of money when due, which failure continues for more than ten (10) business days after receipt of written notice from the other party;
(ii)    a party fails to comply with any other material representation, warranty, obligation or covenant set forth in this Agreement, which failure either (A) continues for a period of more than sixty (60) consecutive days after receipt of written notice from the nonbreaching party specifying the breach or (B) is of a nature to require more than sixty (60) consecutive days (after receipt of notice from the nonbreaching party specifying the breach) to cure and continues for a period of more than the shorter of (x) one hundred twenty (120) consecutive days or (y) the period reasonably required to cure; except that this extended cure period is only available if the breaching party diligently works towards a cure;
(iii)    a party fails to comply with Section 11, if that failure is not cured promptly upon receipt of notice from the party owning or enforcing that mark or in case of the repeated violations after receipt of the notice on one occasion;
(iv)    a party ceases to do business as a going concern;
(v)    a party is unable or admits its inability to pay its debts as they become due;
(vi)    a party institutes a voluntary proceeding, or becomes the subject of an involuntary proceeding which involuntary proceeding is not dismissed within sixty (60) days, under any bankruptcy act, insolvency law or any law for the relief of debtors, has a receiver appointed for the party which appointment is not dismissed, vacated or stayed within sixty (60) days, or executes a general assignment for the benefit of creditors; or
(vii)    a party is in material breach under one or more spectrum lease(s) it enters into pursuant to Section 8 of this Agreement, as governed by the applicable spectrum lease and, in the case of such a breach by the Alliances or nTelos, such breach results in the Alliances being unable to substantially perform their obligations under this Agreement.
Upon the occurrence of an Event of Default, the non-breaching party may, upon written notice to the breaching party, terminate this Agreement in its entirety or with respect to one or more Markets, depending on the nature of the breach, and, subject to the limitations set forth in Section 13.3, pursue any other right or remedy under this Agreement, or at law or in equity. Termination of this Agreement for any cause does not release either party from any liability which, at the time of termination, has already accrued to the other party, or which may accrue in respect of any act or omission prior to termination or from any obligation which is expressly stated to survive the termination. Sprint will remain responsible for its obligations to its agents and Sprint Customers.
15.    Confidentiality
15.1    Restriction
Each party agrees that it will not disclose any Proprietary Information received from the other party except as expressly provided in this Agreement. Each party agrees to use the Proprietary Information received from the other party only for the purpose of this Agreement. Except to the extent otherwise expressly provided herein, Proprietary Information will only be disseminated to such employees and other persons that have a bona-fide need-to-know of such information in order to assist a party in the performance of its obligations or the exercise of its rights under this Agreement. These obligations shall be binding upon the successors and assigns of each party. No other rights, and particularly licenses, to trademarks, inventions, copyrights, patents, or any other intellectual property rights are implied or granted under this Agreement or by the conveying of Proprietary Information between the parties.

CONFIDENTIAL TREATMENT REQUESTED BY NTELOS HOLDINGS CORP.

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Proprietary Information means this Agreement and all further information a party discloses to the other party which is marked “Confidential”, “Restricted”, “Proprietary”, or with some similar writing indicating the disclosing party considers the disclosed information to be proprietary.
Notwithstanding the foregoing, (a) the Alliances and NTELOS shall have the right to make disclosures of Proprietary Information to
(i)    financing sources, to the extent reasonably related to the financing provided to or sought by the Alliances or NTELOS by its current or prospective financing sources,
(ii)    the Alliances Network’s infrastructure equipment vendor(s), to the extent reasonably related to compliance with network requirements under this Agreement and debt financing or guarantees provided by such vendor(s),
(iii)    NTELOS Affiliates, accountants, bankers, current or prospective financing sources, consultants, or other parties with a bona fide interest in the financial performance and financial condition of NTELOS and the Alliances, provided that any such person(s) identified in (i), (ii) and (iii) shall, prior to receipt of such information, agree to maintain the confidentiality of the Proprietary Information in accordance with the terms of this Agreement and
(iv) officials and representatives of the federal, or any state or local, governments or agencies thereof, including those responsible for granting any approvals or permits required for the installation of any equipment necessary or desirable for NTELOS and the Alliances to perform their obligations under this Agreement, provided that NTELOS and the Alliances take reasonable steps to maintain the confidentiality of the Proprietary Information, as permitted by any applicable law, rule or regulation; and
(b) NTELOS and its Affiliates shall have the right to disclose in their consolidated financial statements and make such other required governmental filings disclosing the amount of revenue (by category) and the percentage change in rates (by category) under this Agreement and to make such other disclosures relating to this Agreement as may be required, in the good faith judgment of NTELOS, by generally accepted accounting principles (or other applicable accounting standards to which it is subject) or by other regulatory requirements provided that NTELOS and the Alliances take reasonable steps to maintain the confidentiality of such disclosed information, as permitted by any applicable law, rule or regulation, as determined in its reasonable discretion based upon the advice of counsel,
15.2    Return
All Proprietary Information, unless otherwise specified in writing, must be returned to the disclosing party or destroyed after the receiving party’s need for it has expired or upon request of the disclosing party, and, in any event, within ten (10) days of termination of this Agreement. At the request of the disclosing party, the receiving party will furnish a certificate of an officer of the receiving party certifying that Proprietary Information not returned to disclosing party has been destroyed.
15.3    Limitation
The parties agree that the term “Proprietary Information” does not include information which:
(i)    has been or may in the future be published or is now or may in the future be otherwise in the public domain through no fault of the receiving party;
(ii)    prior to disclosure pursuant to this Agreement is properly within the legitimate possession of the receiving party;
(iii)    subsequent to disclosure pursuant to this Agreement is lawfully received from a third-party having rights in the information without restriction of the third-party’s right to disseminate the information and without notice of any restriction against its further disclosure;

CONFIDENTIAL TREATMENT REQUESTED BY NTELOS HOLDINGS CORP.

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(iv)    is independently developed by the receiving party through parties who have not had, either directly or indirectly, access to or knowledge of Proprietary Information; or
(v)    is obligated to be produced under order of a court of competent jurisdiction or other similar requirement of a governmental agency, so long as the party required to disclose the information provides the other party with prior notice of the order or requirement.
15.4    Relief
If either party violates or threatens to violate this Section 15, the other party may exercise any right or remedy under this Agreement and any other right or remedy that it may have (now or hereafter existing) at law, in equity or under statute. The parties agree that damages for violations of Section 15 may be difficult to ascertain or inadequate and that if either party violates or threatens to violate Section 15, the other party may suffer irreparable harm and therefore may seek injunctive relief in addition to any other right or remedy under this Agreement and any other right or remedy that it may have (now or hereafter existing) at law, in equity or under statute. The party that violates or threatens to violate Section 15 will not raise the defense of an adequate remedy at law, subject to the limitations set forth in Section 13.2. A party must not disclose Proprietary Information, other than as expressly permitted herein, during the term of this Agreement and for a period of one (1) year from the date of termination of this Agreement.
15.5    Disclosure to Government Authorities. All disclosures to be made by either party to a government authority, other than as contemplated by Section 15.1 above, are to be coordinated with and consented to by the other party in writing, which consent shall not be unreasonably withheld, prior to the disclosure thereof.

16.    Assignment
16.1    By Sprint
The Sprint Entities may not assign this Agreement without the Alliances’ prior written consent, which consent may not be unreasonably withheld or delayed. It shall be a condition of any request for consent under this Section 16.1 that the assignee agrees to assume the Sprint Entities’ obligations under this Agreement. The Sprint Entities agree to cause any purchaser of any material amount of the PCS/LTE Services business (including Sprint Customers) in the Markets to expressly assume this Agreement in writing. Because of the unique and valuable nature of this Agreement to the Alliances, it is understood and agreed that the Alliances’ remedies at law for a breach of this Section 16.1 by the Sprint Entities will be inadequate and that the Alliances shall, in the event of any such breach, be entitled to equitable relief (including, without limitation, injunctive relief (temporary, preliminary and/or permanent) and specific performance) without any requirements to post a bond as a condition of such relief, in addition to all other remedies provided under this Agreement or available to the Alliances at law.
16.2    By the Alliances or NTELOS
Neither the Alliances nor NTELOS may assign this Agreement without the prior written consent of the Sprint Entities, which consent may not be unreasonably withheld or delayed. It shall be a condition of any request for consent under this Section 16.2 that the assignee agrees to assume the Alliances’ or NTELOS’s obligations under this Agreement. The Alliances and NTELOS agree to cause any purchaser of all or substantially all of the assets of the Alliances in the Markets to expressly assume this Agreement in writing. It is agreed that the Alliances and/or NTELOS may collaterally assign this Agreement as security interest and to any entity which is or becomes a senior secured lender to the Alliances or NTELOS without the need to obtain the consent of the Sprint Entities. Because of the unique and valuable nature of this Agreement to the Sprint Entities, it is understood and agreed that Sprint’s remedies at law for a breach of this Section 16.2 by the Alliances or NTELOS will be inadequate and that the Sprint Entities shall, in the event of any such breach, be entitled to equitable relief (including, without limitation, injunctive relief (temporary, preliminary and/or permanent) and specific performance) without any requirements to post a bond as a condition of such relief, in addition to all other remedies provided under this Agreement or available to the Sprint Entities at law.

CONFIDENTIAL TREATMENT REQUESTED BY NTELOS HOLDINGS CORP.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

16.3    NTELOS Process
16.3.1    If at any time during the term of this Agreement, NTELOS or the Alliances (i) initiates a process to pursue a potential sale of 50% or more of Alliances’ assets or equity interests (a “Transaction”) to any third party (other than any National Sprint Competitor), or (ii) receives a bona fide proposal from any third party (other than any National Sprint Competitor) for a Transaction that NTELOS elects to pursue, NTELOS will invite Sprint to participate in such process. NTELOS will not consummate a Transaction with any third party on terms, taken as a whole in NTELOS’ sole discretion, that are less favorable to NTELOS than the terms, taken as a whole set forth in any offer received from Sprint (taking into account any aspects of such competing Transactions, including legal, financial (including the financing terms of such Transaction), regulatory or other considerations deemed relevant by NTELOS in its sole discretion), provided that such offer from Sprint has been made within the time line allowing NTELOS to consider the Sprint proposal while considering other proposals. Notwithstanding the foregoing, NTELOS may conduct such process in any manner that NTELOS, in its sole discretion, determines, including (i) changing the procedures relating to its consideration of any Transaction at any time without prior notice to Sprint or any other person, (ii) rejecting any and all proposals made with regard to a Transaction, (iii) terminating discussions and negotiations with Sprint or any other person at any time and for any reason, and (iv) terminating such process, provided that in the event that NTELOS subsequently initiates a process after such termination, NTELOS will invite Sprint to participate in such process.
16.3.2    If at any time during the term of this Agreement, NTELOS or the Alliances initiates a process to pursue a potential sale of 50% or more of Alliances’ assets or equity interests to any National Sprint Competitor (a “National Competitor Transaction”), NTELOS will follow the process set forth in Section 16.3.1; provided, however, that NTELOS will allow Sprint to conduct reasonable due diligence with respect to the proposed National Competitor Transaction in accordance with procedures to be established by NTELOS for a period of twenty-one (21) calendar days from the date NTELOS provides Sprint with notice of such National Competitor Transaction (the “Offering Period”). NTELOS will permit Sprint to make a bona fide written offer with respect to a National Competitor Transaction within the Offering Period (the “Sprint Offer”). After the Offering Period, NTELOS may pursue the National Competitor Transaction with any third party, provided that NTELOS will not consummate such a transaction with any National Sprint Competitor on terms, taken as a whole in NTELOS’ sole discretion, that are less favorable to NTELOS than the terms, taken as a whole set forth in the Sprint Offer (taking into account any aspects of such competing National Competitor Transactions, including legal, financial (including the financing terms of such transaction), regulatory or other considerations deemed relevant by NTELOS in its sole discretion).
16.3.3    If at any time during the term of this Agreement, NTELOS or the Alliances receives a bona fide proposal from any National Sprint Competitor for a National Competitor Transaction that NTELOS elects to pursue, NTELOS will invite Sprint to participate; however, the Offering Period set forth in Section 16.3.2 shall not apply. In the event that NTELOS terminates negotiation with such National Sprint Competitor and subsequently initiates a process to pursue a National Competitor Transaction, such process will be subject to the Offering Period in accordance with Section 16.3.2.
16.3.4    The parties acknowledge and agree that (i) nothing set forth herein requires NTELOS or the Alliances to violate any applicable law or regulation, its obligations to third parties, or its fiduciary duty, and (ii) NTELOS’ sole discretion under this Section 16.3 shall be subject to any obligations NTELOS or the Alliances may have under any applicable law or regulation, its obligations to third parties, or its fiduciary duty.
16.3.5    Notwithstanding anything to the contrary in this Agreement, with respect to any potential transaction between NTELOS or the Alliances and a third party other than Sprint pursuant to Section 16.3.1, 16.3.2 or 16.3.3 NTELOS and the Alliances will not enter into any agreements or understandings that prohibit it from complying with its obligations as set forth in Section 16.3.1, 16.3.2 or 16.3.3.
16.3.6    If NTELOS or the Alliances enter into a National Competitor Transaction, then (i) Sprint may, from and after the closing of such transaction, terminate this Agreement at any time within one hundred eighty (180) days after the closing date of such National Competitor Transaction by providing written notice of such election, i.e. a Termination Notice, and (ii) if Sprint gives such a Termination Notice under clause (i) above, the Phase-Out Period and the Overbuild Period shall commence upon the giving of such notice and shall be in effect for thirty (30) months

CONFIDENTIAL TREATMENT REQUESTED BY NTELOS HOLDINGS CORP.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

thereafter. Sprint may shorten the Phase-Out Period, in its sole discretion, upon giving of sixty (60) days written notice. In the event NTELOS or the Alliances enter into a National Competitor Transaction, the Exclusivity Period shall continue until Sprint gives a Termination Notice pursuant to clause (i) above.
16.4    Proprietary Information
In the event that the Alliances or NTELOS (i) enters into a Transaction or a National Competitor Transaction, or (ii) assigns this Agreement to a wireless communications services provider (other than Sprint) in accordance with Section 16.2 (clauses (i) and (ii) collectively, a “Wireless Successor”), at Sprint’s option, Sprint may require the Wireless Successor to engage a third party (to be selected by mutual agreement of the parties) to process certain Proprietary Information (subject to Section 15) required to be provided by Sprint in accordance with Schedule 2; provided, however, that (i) Sprint shall identify such Proprietary Information that will be subject to this Section 16.4, (ii) such arrangement shall not prohibit, impede, or adversely affect the Alliances’ (or the Wireless Successor’s) ability to perform their obligations under this Agreement, and (iii) Sprint and the Alliances (or the Wireless Successor) shall share equally the cost of engaging such third party.

CONFIDENTIAL TREATMENT REQUESTED BY NTELOS HOLDINGS CORP.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

17.    General Provisions
17.1    Notices and Inquiries
Except as otherwise provided, all notices and inquiries required or permitted to be given by any provision of this Agreement must be in writing and mailed (certified or registered mail, postage prepaid, return receipt requested) or sent by hand or overnight courier, (with acknowledgment received by the courier), or by facsimile (with facsimile acknowledgment) addressed as follows:

If to Sprint:	Sprint Spectrum, L.P. 6200 Sprint Parkway Eisenhower A Overland Park, Kansas 66251 Attention: Senior Vice President PCS Facsimile (913) 794-0130
With copies to:
Sprint Spectrum, L.P.
6200 Sprint Parkway
Eisenhower A
Overland Park, Kansas 66251
Attention: General Counsel
Facsimile (913) 523-7700

Sprint Spectrum, L.P.
Legal – Telecom Management & Privacy
Attention: Managing Senior Counsel
P O Box 7966
Shawnee Mission, KS 66207-0966

If to the Alliances, or NTELOS:	NTELOS Inc. 1154 Shenandoah Village Drive Waynesboro, VA 22980 Attention: Chief Executive Officer Facsimile (540) 941-3505
With a copy to:	NTELOS Inc. 1154 Shenandoah Village Drive Waynesboro, VA 22980 Attention: General Counsel Facsimile (540) 941-3505

Any party may from time to time specify a different address by notice to the other party. Any notice will be deemed to be delivered, given, and/or received for all purposes as of the date so delivered.
17.2    Construction
The definitions in this Agreement apply equally to both the singular and plural forms of the terms defined. Whenever the context requires, any pronoun includes the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” are deemed to be followed by the phrase “without limitation”. Unless the context otherwise requires, any references to any agreement, schedule or exhibit or to any other instrument or statute or regulation are to it as amended and supplemented from time to time (and, in the case of a statute or regulation, to any corresponding provisions of successor statutes or regulations). Unless this Agreement specifically refers to

CONFIDENTIAL TREATMENT REQUESTED BY NTELOS HOLDINGS CORP.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

“business” days, any reference in this Agreement to a “day” or number of “days” is a reference to a calendar day or number of calendar days. If any action or notice is to be taken or given on or by a particular calendar day, and that calendar day is not a business day for the Alliances or Sprint then the action or notice will be deferred until, or may be taken or given on, the next business day. This Agreement will be construed simply according to its fair meaning and not strictly for or against any party. No rule of construction requiring interpretation against the draftsperson will apply in the interpretation of this Agreement.
17.3    Independent Contractors
The parties do not intend to create any agency, partnership, joint venture or other profit-sharing arrangement, landlord-tenant, or lessor-lessee relationship, or any relationship other than seller-buyer. Neither party will represent itself as an agent or representative of the other, and neither party shall have the right to contractually bind the other. The staff employed or contracted for by the employing party to perform services in connection with this Agreement are not employees or agents of the other party and each party assumes full responsibility and liability for their acts and omissions, including compliance by its staff with this Agreement, applicable federal, state and local laws, regulations, and judicial or regulatory orders, and relevant industry standards. All staff will be employed or contracted for at the employing party’s sole expense and the employing party will be solely responsible for any and all employment benefits and withholdings issues, including, workers’ compensation, disability benefits, unemployment insurance or withholding income taxes and social security.
17.4    Survival
The provisions of Sections 3.3, 9, 10, 11, 13, 15 and 17 will survive termination of this Agreement.
17.5    Headings
The article and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define, or limit the scope, extent, or intent of this Agreement or any provision of this Agreement.
17.6    Severability
Every provision of this Agreement is intended to be severable, to the extent a given term or provision is found to be illegal, invalid or unenforceable. If any term or provision of this Agreement is illegal, invalid or unenforceable for any reason whatsoever, that term or provision will be enforced to the maximum extent permissible so as to affect the intent of the parties, and the illegality, invalidity or unenforceability will not affect the validity or legality of the remainder of this Agreement. If necessary to effect the intent of the parties, the parties will negotiate in good faith to amend this Agreement to replace the unenforceable language with enforceable language which as closely as possible reflects the intent.
17.7    Governing Law
This Agreement will be governed by and construed in accordance with the laws of the State of Delaware without giving effect to choice of law rules.
17.8    Counterpart Execution
This Agreement may be executed in any number of counterparts with the same effect as if each party had signed the same document. All counterparts will be construed together and will constitute one agreement.
17.9    Entire Agreement; Amendments
This Agreement, including the Schedules and Exhibits, sets forth the entire agreement and understanding between the parties as to the subject matters covered therein and supersedes all prior agreements, oral or written, and other communications between the parties relating to the subject matter of this Agreement, including

CONFIDENTIAL TREATMENT REQUESTED BY NTELOS HOLDINGS CORP.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

the Previous Resale Agreement. Except as otherwise provided in this Agreement, no amendment or modification of this Agreement will be valid or binding upon the parties unless made in writing and signed by the duly authorized representatives of both parties.
17.10    Parties in Interest; Limitation on Rights of Others
Except as otherwise provided in this Agreement, the terms of this Agreement will be binding upon and inure to the benefit of the parties hereto and their successors and assigns. Nothing in this Agreement, whether express or implied, will be construed to give any person other than the parties and their successors and assigns any legal or equitable right, remedy or claim under or in respect of this Agreement or any covenants, conditions or provisions contained in this Agreement.
17.11    Waivers; Remedies
The observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) by the party entitled to enforce the term, but any waiver is effective only if in a writing signed by the party against which the waiver is to be asserted. Except as otherwise provided in this Agreement, no failure or delay of any party in exercising any right under this Agreement will operate as a waiver thereof, nor will any single or partial exercise of any right, or any abandonment or discontinuance of steps to enforce the right, preclude any other or further exercise thereof or the exercise of any other right.
17.12    Force Majeure
If the performance of this Agreement is interfered with by any circumstance beyond the reasonable control of the party affected, the party affected by the force majeure is excused on a day-by-day basis to the extent of the interference, if the party notifies the other party as soon as practicable of the nature and expected duration of the claimed force majeure, uses all commercially reasonable efforts to avoid or remove the causes of nonperformance and resumes performance promptly after the causes have been removed. A “force majeure” under this Section 17.12 includes (i) acts of God, such as fire, flood, earthquake or other natural cause; (ii) terrorist events, riots, insurrections, war or national emergency; (iii) strikes, boycotts, or lockouts; (iv) the lack of or inability to obtain permits or approvals by any Governmental Authority through no fault of the party seeking such permits or approvals; and (v) requirements imposed by any Governmental Authority after the Effective Date.
17.13    Disclosure
All media releases and public announcements or public disclosures initiated by either party relating to this Agreement, its subject matter or the purpose of this Agreement are to be coordinated with and consented to by the other party in writing, which consent shall not be unreasonably withheld, prior to the release thereof.
17.14    Dispute Resolution
17.14.1     The parties shall resolve any dispute, controversy or claim arising out of or relating to this Agreement, or the breach, termination or invalidity hereof (a “Dispute”), pursuant to the provisions of this Section 17.14.
17.14.2     The parties may first attempt in good faith to resolve any Dispute by negotiation and consultation between themselves. Any party may give the other party notice of any dispute not resolved in the normal course of business. Within ten (10) business days after delivery of such notice (the “Initial Escalation Date”), representatives of both parties may meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to exchange relevant information and to attempt to resolve the dispute by the respective representatives of both parties within the time frames and escalation process set forth below:

CONFIDENTIAL TREATMENT REQUESTED BY NTELOS HOLDINGS CORP.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

	Sprint (Name/Title)	NTELOS/Alliances (Name/Title)
Within ten (10) business days	Mike Ayres, Director of Roaming Services and any successor or someone with the equivalent position	Philip Nelson, Director of Wireless Administration and Carrier Relations and any successor or someone with the equivalent position
Within twenty (20) business days	Mike Bray, Vice President of Roaming and Access Planning and any successor or someone with the equivalent position	Robert McAvoy, Chief Technology Officer and any successor or someone with the equivalent position
Within thirty (30) business days	Michael Schwartz, Senior Vice President of Corporate Development, and any successor or someone with the equivalent position	James A. Hyde, President and Chief Executive Officer and any successor or someone with the equivalent position

If the executives listed above cannot resolve any Dispute during the time period ending sixty (60) business days after the Initial Escalation Date, either party may initiate mediation proceedings pursuant to mutually agreeable procedures.
17.14.3    Whether or not the parties choose to participate in the dispute resolution process set forth in this Section 17.14, either party may file suit in a court of competent jurisdiction at any time.

17.15    Relationship of this Agreement and the Previous Resale Agreement
The Previous Resale Agreement shall terminate in its entirety as of the Effective Date. This Agreement shall supersede and replace the Previous Resale Agreement in its entirety as of the Effective Date.
17.16    Release of Claims Arising Under Previous Agreement
Except for amounts owed by any Sprint Entity to the Alliances under the current outstanding bill, each party hereto hereby releases and discharges each of the other parties from any and all claims for damages, known or unknown, arising out of the performance or non-performance of the obligations of such other parties under the Previous Agreement prior to the Effective Date.
17.17    Duty of Good Faith and Fair Dealing
Each party hereto has a duty of good faith and fair dealing in connection with its performance under this Agreement. Each party shall perform its obligations under this Agreement in a diligent, legal, ethical and professional manner so as to advance the purposes and intent of this Agreement.
17.18    Infrastructure
No later than ten (10) days after the Effective Date, Sprint will request to designate the Alliances and/or NTELOS (as directed by the Alliances and NTELOS) as a “Sprint Select Carrier” with Ericsson, Inc. (“Ericsson”), Alcatel-Lucent USA Inc. (“ALU”), and Samsung Telecommunications America, LLC (“Samsung”). Additionally, Sprint will make a reasonable effort to provide for similar arrangements with Nokia Solutions (“Nokia”) and other

CONFIDENTIAL TREATMENT REQUESTED BY NTELOS HOLDINGS CORP.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

vendors (Ericsson, ALU, Samsung, Nokia and such other Sprint vendors are each individually referred to in this Agreement as a “Sprint Equipment Vendor” and collectively as the “Sprint Equipment Vendors.”) as may be necessary for the Alliances or NTELOS to be able to effectively provision the Alliances Network as required under the terms of this Agreement. The terms of Sprint’s respective agreements with the Sprint Equipment Vendors shall govern the Alliances and NTELOS’s rights when purchasing from such Sprint Equipment Vendors as a “Sprint Select Carrier.”
17.19    Devices
17.19.1    Sprint, the Alliances and NTELOS will work together to determine the preferred path to allow NTELOS to technically deploy and secure devices to the Alliances and NTELOS customers as described in more detail below.
17.19.2    NTELOS will provide reasonable assistance and information to Sprint to allow Sprint to investigate and resolve any technical issues impacting Sprint efforts to facilitate NTELOS device access and NTELOS network enablement.
17.19.3    Provided that (i) NTELOS provides the reasonable assistance and information required in Section 17.19.2 above, (ii) all technical issues regarding device access and network enablement are resolved, and (iii) subject to the confidentiality provisions in this Agreement, and agreements between Sprint and its Device Suppliers, Sprint agrees to work in good faith with its Device Suppliers to develop a process by which NTELOS may purchase such devices from Sprint’s Device Suppliers, taking into consideration the quantities and variety in terms of features, form, manufacturer and price points of such devices. For clarity, Sprint will not be in breach of this Agreement if, through this good faith effort, Sprint is unable to provide access to any device with Device Suppliers.
17.19.4    To the extent that Sprint can do so under an existing Device Supplier agreement, Sprint may, at its sole discretion, arrange for NTELOS to have access to certain devices, but Sprint will not be in breach of this Agreement if Sprint does not provide access to any device.
17.19.5    Notwithstanding the above, a condition precedent to NTELOS access to devices is the negotiation and execution of supplemental agreement(s) regarding (i) the allocation and payment of associated incremental costs for such access, including but not limited to: technical analyses; costs to amend Device Supplier, platforms licensing, platform development, distribution and other agreements; and (ii) Sprint’s branding and trademark requirements.
17.19.6    Provided that Sprint is able to provide access to devices as described in Sections 17.19.1 – 17.19.5 above; and subject to (i) the Compliance with Laws section of this Agreement and (ii) the confidentiality provisions in this Agreement, and agreements between Sprint and its Distributors, Sprint will work in good faith with its Distributors to develop a handset and associated device distribution process for NTELOS. Sprint will not be in breach of this Agreement if Sprint is unable to provide any distribution channels or methods for NTELOS.
17.19.7    Sprint’s obligations under this Section 17.19 will be limited to facilitating device access and distribution channels. NTELOS will be responsible for the negotiation and execution of any agreements with Device Suppliers or Distributors.
17.20    Compliances with Laws
Each party shall, in the performance of all of its rights and obligations under this Agreement, comply with all applicable laws, rules, regulations and by-laws and with all orders, decrees, policies and directives issued by applicable Governmental Authorities. Nothing in this Agreement shall be construed as requiring either party to perform its obligations hereunder, where such performance shall constitute an infringement, contravention, breach, or interference with any third party.

CONFIDENTIAL TREATMENT REQUESTED BY NTELOS HOLDINGS CORP.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

17.21    Integration
It is the intent of the parties, and each of the parties acknowledge and agree that they have executed and delivered this Agreement with the understanding that:  (a) this Agreement constitutes an un-severable and single transaction as reflected by all, but not less than all, of the services contemplated by this Agreement, the IRSA and the Spectrum lease(s) (collectively, the “Resale Transaction”), and they would not have entered into this Agreement, if the Resale Transaction was not a single, integrated transaction, so that there would be no bargain between the parties if the IRSA, or the Spectrum Lease(s) as to any properties, were severable from the rest of the Agreement; (b) that there was a single assent to the whole Resale Transaction by the parties, and not separate assents to this Agreement, the IRSA and Spectrum Lease(s); (c) the Parties agree not to challenge the validity, enforceability, or characterization of the Agreement as a single, un-severable instrument pertaining to the lease of all, but not less than all, of the spectrum as defined in the Spectrum Lease(s); and (c) the parties agree not to assert to take or fail to take any action inconsistent with the Agreement and understanding set forth in this Section 17.21.
[Signatures appear on the following page]

CONFIDENTIAL TREATMENT REQUESTED BY NTELOS HOLDINGS CORP.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

This Agreement is made as of the date first written above.

WEST VIRGINIA PCS ALLIANCE, L.C. By: /s/ James A. Hyde Print Name: James A. Hyde Title: Manager Date: May 21, 2014

VIRGINIA PCS ALLIANCE, L.C. By: /s/ James A. Hyde Print Name: James A. Hyde Title: President and Chief Executive Officer Date: May 21, 2014
NTELOS INC. By: /s/ James A. Hyde Print Name: James A. Hyde Title: President and Chief Executive Officer Date: May 21, 2014

CONFIDENTIAL TREATMENT REQUESTED BY NTELOS HOLDINGS CORP.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

SPRINT SPECTRUM L.P.,
SPRINTCOM, INC.,
AMERICAN PCS COMMUNICATIONS, LLC,
SPRINT TELEPHONY PCS, L.P.,
PHILLIECO, L.P.,
UBIQUITEL OPERATING COMPANY,
GEORGIA PCS MANAGEMENT, LLC,
LOUISIANA UNWIRED, LLC,
TEXAS UNWIRED,
INDEPENDENT WIRELESS ONE CORPORATION,
NORTHERN PCS SERVICES, L.L.C.,
GULF COAST WIRELESS LIMITED PARTNERSHIP,
ENTERPRISE COMMUNICATIONS PARTNERSHIP,
AIRGATE PCS, INC.,
ALAMOSA MISSOURI, LLC,
WASHINGTON OREGON WIRELESS, LLC,
SOUTHWEST PCS, L.P.,
TEXAS TELECOMMUNICATIONS, LP,
ALAMOSA WISCONSIN LIMITED PARTNERSHIP,
IPCS WIRELESS, INC.,
HORIZON PERSONAL COMMUNICATIONS, INC.,
BRIGHT PERSONAL COMMUNICATIONS SERVICES, LLC,
VIRGIN MOBILE USA, L.P.,
ASSURANCE WIRELESS OF SOUTH CAROLINA, LLC,
CLEARWIRE COMMUNICATIONS LLC,
CLEAR WIRELESS LLC

By: /s/ Todd A. Rowley
Print Name: Todd A. Rowley
Title: Vice-President Business Development
Date: May 21, 2014

CONFIDENTIAL TREATMENT REQUESTED BY NTELOS HOLDINGS CORP.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Schedule 1A
Markets and NTELOS Applicable License Holders

BTA	License Holder	Minimum BTA Spectrum Holdings (MHz) within the 1900 MHz spectrum band
Virginia BTAs
Danville, VA	VA Alliance	15
Lynchburg, VA	VA Alliance	15
Martinsville, VA	VA Alliance	15
Roanoke, VA	VA Alliance	15
Staunton-Waynesboro, VA	VA Alliance	15
Charlottesville, VA	VA Alliance	15

West Virginia BTAs
Bluefield, WV	WV Alliance	15
Beckley, WV	WV Alliance	15
Charleston, WV	WV Alliance	15
Huntington, WV- Ashland, KY	WV Alliance	15
Morgantown, WV	WV Alliance	15
Clarksburg/Elkins, WV	WV Alliance	10
Fairmont, WV	WV Alliance	15

CONFIDENTIAL TREATMENT REQUESTED BY NTELOS HOLDINGS CORP.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Schedule 1B
Sprint Applicable License Holder

Licenses	Band	License ID	FCC Market name
APC PCS, LLC	1.9 GHz	KNLF200	Washington-Baltimore
WIRELESSCO, L.P.	1.9 GHz	KNLF241	Pittsburgh
SPRINTCOM, INC.	1.9 GHz	KNLH475	Beckley, WV
SPRINTCOM, INC.	1.9 GHz	KNLH479	Bluefield, WV
SPRINTCOM, INC.	1.9 GHz	KNLH489	Charleston, WV
SPRINTCOM, INC.	1.9 GHz	KNLH508	Danville, VA
SPRINTCOM, INC.	1.9 GHz	KNLH537	Huntington, KY
SPRINTCOM, INC.	1.9 GHz	KNLH562	Lynchburg, VA
SPRINTCOM, INC.	1.9 GHz	KNLH567	Martinsville, VA
SPRINTCOM, INC.	1.9 GHz	KNLH592	Roanoke, VA
SPRINTCOM, INC.	1.9 GHz	KNLH605	Staunton-Waynesboro, VA
Nextel Communications of the Mid-Atlantic, Inc.	1.9 GHz G-Block	WQKS987	Washington-Baltimore, DC-MD-VA-WV-PA
Nextel Communications of the Mid-Atlantic, Inc.	1.9 GHz G-Block	WQKS989	Richmond-Petersburg, VA
Nextel Communications of the Mid-Atlantic, Inc.	1.9 GHz G-Block	WQKS990	Staunton, VA-WV
Nextel Communications of the Mid-Atlantic, Inc.	1.9 GHz G-Block	WQKS991	Roanoke, VA-NC-WV
Nextel Communications of the Mid-Atlantic, Inc.	1.9 GHz G-Block	WQKS993	Pittsburgh, PA-WV
Nextel License Holdings 4, Inc.	1.9 GHz G-Block	WQKT263	Lexington, KY-TN-VA-WV
Nextel License Holdings 4, Inc.	1.9 GHz G-Block	WQKT264	Charleston, WV-KY-OH
Nextel License Holdings 1, Inc.	1.9 GHz G-Block	WQKV541	Greensboro-Winston-Salem-High Point, NC-VA
NEXTEL COMMUNICATIONS OF THE MID-ATLANTIC, INC.	800 MHz	WPLM582	Washington-Baltimore, DC-MD-VA-WV-PA
NEXTEL COMMUNICATIONS OF THE MID-ATLANTIC, INC.	800 MHz	WPLM583	Washington-Baltimore, DC-MD-VA-WV-PA
NEXTEL COMMUNICATIONS OF THE MID-ATLANTIC, INC.	800 MHz	WPLM589	Richmond-Petersburg, VA
Nextel WIP Expansion Two Corp.	800 MHz	WPLM591	Staunton, VA-WV
Nextel WIP Expansion Two Corp.	800 MHz	WPLM592	Staunton, VA-WV
NEXTEL LICENSE HOLDINGS 1, INC.	800 MHz	WPLM597	Greensboro-Winston-Salem-High Point, NC-VA
NEXTEL LICENSE HOLDINGS 1, INC.	800 MHz	WPLM598	Greensboro-Winston-Salem-High Point, NC-VA

CONFIDENTIAL TREATMENT REQUESTED BY NTELOS HOLDINGS CORP.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Licenses	Band	License ID	FCC Market name
Nextel WIP Expansion Two Corp.	800 MHz	WPLM684	Charleston, WV-KY-OH
Nextel WIP Expansion Two Corp.	800 MHz	WPLM685	Charleston, WV-KY-OH
NEXTEL WIP LICENSE CORP.	800 MHz	WPOI322	Washington-Baltimore, DC-MD-VA-WV-PA
NEXTEL WIP LICENSE CORP.	800 MHz	WPOI323	Washington-Baltimore, DC-MD-VA-WV-PA
NEXTEL WIP LICENSE CORP.	800 MHz	WPOI325	Staunton, VA-WV
NEXTEL WIP LICENSE CORP.	800 MHz	WPOI326	Staunton, VA-WV
NEXTEL WIP LICENSE CORP.	800 MHz	WPOI328	Greensboro-Winston-Salem-High Point, NC-VA
NEXTEL WIP LICENSE CORP.	800 MHz	WPOI329	Greensboro-Winston-Salem-High Point, NC-VA
NEXTEL WIP LICENSE CORP.	800 MHz	WPOI378	Lexington, KY-TN-VA-WV
NEXTEL WIP LICENSE CORP.	800 MHz	WPOI379	Lexington, KY-TN-VA-WV
NEXTEL WIP LICENSE CORP.	800 MHz	WPOI413	Richmond-Petersburg, VA
NEXTEL WIP LICENSE CORP.	800 MHz	WPOI414	Richmond-Petersburg, VA
Nextel WIP Expansion Two Corp.	800 MHz	WPQS982	Pittsburgh, PA-WV
Nextel WIP Expansion Two Corp.	800 MHz	WPQS983	Pittsburgh, PA-WV
Nextel WIP Expansion Two Corp.	800 MHz	WPQT203	Washington-Baltimore, DC-MD-VA-WV-PA
Nextel WIP Expansion Two Corp.	800 MHz	WPQT204	Washington-Baltimore, DC-MD-VA-WV-PA
NEXTEL WIP LICENSE CORP.	800 MHz	WPQT206	Roanoke, VA-NC-WV
NEXTEL WIP LICENSE CORP.	800 MHz	WPQT235	Roanoke, VA-NC-WV
Nextel WIP License Corp.	800 MHz	WPVQ580	Greensboro-Winston-Salem-High Point, NC-VA
Nextel WIP License Corp.	800 MHz	WPVQ581	Greensboro-Winston-Salem-High Point, NC-VA
Nextel WIP License Corp.	800 MHz	WPVV599	Greensboro-Winston-Salem-High Point, NC-VA
Nextel WIP License Corp.	800 MHz	WPVV600	Greensboro-Winston-Salem-High Point, NC-VA
NSAC, LLC	2.5 GHz BRS	B073	Charleston, WV
Clearwire Spectrum Holdings LLC	2.5 GHz BRS	B266	Lynchburg, VA
Clearwire Spectrum Holdings III, LLC	2.5 GHz BRS	WGW371	Roanoke, VA
NSAC, LLC	2.5 GHz BRS	WNTH507	Roanoke, VA

CONFIDENTIAL TREATMENT REQUESTED BY NTELOS HOLDINGS CORP.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Licenses	Band	License ID	FCC Market name
Clearwire Spectrum Holdings II LLC	2.5 GHz BRS	WNTH926	Roanoke, VA
Clearwire Spectrum Holdings III, LLC	2.5 GHz BRS	WQLW488	Morgantown, WV
NSAC, LLC	2.5 GHz BRS	WMY398	Charleston, WV
Alda Wireless Holdings, LLC	2.5 GHz BRS	WLW697	Danville, VA
NSAC, LLC	2.5 GHz BRS	WNTJ765	Huntington, WV
NSAC, LLC	2.5 GHz BRS	WNTJ808	Huntington, WV
NSAC, LLC	2.5 GHz BRS	B197	Huntington, WV-Ashland, KY
BLUE RIDGE PUBLIC TELEVISION, INC[1]	2.5 GHz EBS	WHR795	Roanoke, VA
The Salem City School Board[2]	2.5 GHz EBS	WNC205	Roanoke, VA
The School Board of Roanoke County, Virginia[2]	2.5 GHz EBS	WNC206	Roanoke, VA
THE BOTETOURT COUNTY SCHOOL BOARD[3]	2.5 GHz EBS	WNC207	Roanoke, VA
VIRGINIA POLYTECHNIC INSTITUTE & STATE UNIVERSITY[2]	2.5 GHz EBS	WNC983	Roanoke, VA
SCHOOL BOARD OF THE CITY OF ROANOKE[2]	2.5 GHz EBS	WNC984	Roanoke, VA
BRIDGEWATER COLLEGE[2]	2.5 GHz EBS	WNC654	Harrisonburg, VA
AUGUSTA COUNTY SCHOOLS[2]	2.5 GHz EBS	WNC651	Harrisonburg, VA
1 leased to NSAC, LLC
2 leased to Clearwire Spectrum Holdings III, LLC
3 leased to Alda Wireless Holdings, LLC

CONFIDENTIAL TREATMENT REQUESTED BY NTELOS HOLDINGS CORP.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Schedule 2

PCS/LTE Services Pricing; Terms
The prices for all PCS/LTE Services provided by the Alliances to Sprint Customers will be at the rates provided in this Schedule 2.
I. DEFINITIONS:
Terms not specifically defined herein shall have the meanings ascribed thereto in the Amended and Restated Resale Agreement to which this Schedule 2 is attached (the “Agreement”).
[*****]
“MVNO” has the meaning as set forth in the Section 1 of the Resale Agreement.
“NPA-NXX” means the first six digits of a ten-digit telephone number, as identified in the Local Exchange Routing Guide (“LERG”), which, for the purposes of this Agreement, represents the area code and exchange of such telephone number.
“Sprint Home Customers” has the meaning set forth in Section II(A)(1) of this Schedule 2.
“Sprint Travel Customers” has the meaning set forth in Section II(B)(1) of this Schedule 2.
[*****]
“Travel Data Rate” has the meaning set forth in Section II(B)(2) of this Schedule 2.
“Travel Voice Rate” has the meaning set forth in Section II(B)(2) of this Schedule 2.
II. VOICE, DATA, LONG DISTANCE
A.    Sprint Home Customers

1.	Scope
This section applies to those postpaid, prepaid and MVNO customers of Sprint, Sprint’s Affiliates and Sprint Network Managers, that have handsets or other devices with telephone numbers from a Market (based on NPA-NXX codes that are homed to an Alliances or NTELOS switch) (each a “Sprint Home Customer” and collectively “Sprint Home Customers”). For purposes of clarity, the parties acknowledge that the foregoing definition is not intended to modify and shall not affect Sprint’s rights or obligations under Section 4.2.5 of the Agreement.

All subscriber counts or similar reports of [*****], provided by Sprint to NTELOS pursuant to the Agreement, shall be based upon the same methodology used by Sprint to publicly report [*****]. If [*****] used by Sprint as of the Effective Date changes after the Effective Date, Sprint will promptly notify the Alliances of such [*****] change and provide details thereof. If such change results in a negative economic impact upon the Alliances from the original intent of this Agreement, the Parties will negotiate a resolution of [*****] change so that the Alliances will receive the same economic benefit that is consistent with the original intent of this Agreement. For purposes of clarity, the parties intend that each physical wireless device operated by a Sprint Home Customer that is capable of using any PCS/LTE Services on the Alliances’ Network shall be counted as a separate customer if such device is then otherwise activated to use Sprint’s CDMA/LTE network outside of the Markets.

CONFIDENTIAL TREATMENT REQUESTED BY NTELOS HOLDINGS CORP.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

2.	Rates
[*****] from and after May 1, 2014 through the expiration of the Agreement (including any renewals thereof and Phase-Out Period, if any), NTELOS shall charge Sprint [*****]
Beginning with the [*****] to be charged starting January 1, 2016, a [*****] shall be subject to reset under the conditions in Section II(A)(3) of this Schedule 2. If [*****], then [*****].

3.	Rate Resets
(a) January 1, 2016 Adjustments.
(i) If [*****], then [*****], effective January 1, 2016 for usage occurring on and after January 1, 2016 through and including December 31, 2016.
(ii) If [*****], then [*****], effective January 1, 2016 for usage occurring on and after January 1, 2016 through and including December 31, 2016.
(b) January 1, 2017 Adjustments.
(i) If [*****], then [*****], effective January 1, 2017 for usage occurring on and after January 1, 2017 through and including December 31, 2017.
(ii) If [*****], then [*****], effective January 1, 2017 for usage occurring on and after January 1, 2017 through and including December 31, 2017.
(c) January 1, 2018 Adjustments.
(i) If [*****], then [*****], effective January 1, 2018 for usage occurring on and after January 1, 2018 through and including December 31, 2018.
(ii) If [*****], then [*****], effective January 1, 2018 for usage occurring on and after January 1, 2018 through and including December 31, 2018.
(d) January 1, 2019 Adjustments.
(i) If [*****], then [*****], effective January 1, 2019 for usage occurring on and after January 1, 2019 through and including December 31, 2019.
(ii) If [*****], then [*****], effective January 1, 2019 for usage occurring on and after January 1, 2019 through and including December 31, 2019.
(e) January 1, 2020 Adjustments.
(i) If [*****], then [*****], effective January 1, 2020 for usage occurring on and after January 1, 2020 through and including December 31, 2020.
(ii) If [*****], then [*****], effective January 1, 2020 for usage occurring on and after January 1, 2020 through and including December 31, 2020.
(f) January 1, 2021 Adjustments.

CONFIDENTIAL TREATMENT REQUESTED BY NTELOS HOLDINGS CORP.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

(i) If [*****], then [*****], effective January 1, 2021 for usage occurring on and after January 1, 2021 through and including December 31, 2021.
(ii) If [*****], then [*****], effective January 1, 2021 for usage occurring on and after January 1, 2021 through and including December 31, 2021.
(g) January 1, 2022 Adjustments.
(i) If [*****], then [*****], effective January 1, 2022 for usage occurring on and after January 1, 2022 through and including December 31, 2022.
(ii) If [*****], then [*****], effective January 1, 2022 for usage occurring on and after January 1, 2022 through and including December 31, 2022.
4. Sprint Reports
Sprint shall provide a report to the Alliances, within 10 days following each calendar month, of [*****], together with such other information reasonably requested by the Alliances relating to [*****]. Each such report provided following a calendar quarter shall be certified by a Vice President or above and shall include a statement that, to the best of his or her knowledge after due inquiry, it was prepared using [*****].
B.    Sprint Travel Customers

1.	Scope
This section applies to those postpaid, prepaid and MVNO customers of Sprint, Sprint’s Affiliates and Sprint Network Managers, that have handsets or other devices with telephone numbers outside of a Market (based on NPA-NXX codes) and such third-party roaming customers that access the Alliances network via a roaming arrangement with Sprint, (each a “Sprint Travel Customer” and collectively “Sprint Travel Customers”).

2.	Travel Rates
(a)Voice Travel Rates. [*****], through the expiration of the Agreement (including any renewals thereof and Phase-Out Period, if any), the [*****] rate for [*****] shall be:
[*****]
(b)Data Travel Rates.
(i) [*****] through December 31, 2016, the [*****] rate for [*****] shall be:
[*****]

(ii) [*****] through the expiration of the Agreement (including any renewals thereof and Phase-Out Period, if any):

[*****]

(iii) For the purposes of clarity, the Alliances shall not charge Sprint for any text messaging by Sprint Travel Customers.

3.	Sprint Data Records
Sprint shall provide the Alliances on a daily basis, data usage records sufficient for the Alliances to determine [*****] for the prior day. If (i) by the sixteenth (16th) day of any calendar month Sprint has not provided data records sufficient for the Alliances to determine [*****] during the period from the first (1st) day of such calendar month through

CONFIDENTIAL TREATMENT REQUESTED BY NTELOS HOLDINGS CORP.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

the fifteenth (15th) day of such calendar month, or (ii) by the first (1st) day of any calendar month Sprint has not provided data records sufficient for the Alliances to determine [*****] during the period from the sixteenth (16th) day through the last day of the prior calendar month, then, in any such case, the Alliances may reasonably estimate such usage for the purposes of preparing an invoice under Section II C. below. In the event the Alliances estimate the amount of usage of PCS/LTE Services as provided above, the actual amounts due for such period in question shall be subject to a true-up at such time that Sprint provides the required records. The foregoing provisions relating to the Alliances’ right to reasonably estimate usage shall not relieve Sprint of its obligation to provide timely records as provided herein.

C.    Invoicing Mechanics
Invoicing shall be as set forth in Section 6.2 of the Agreement, and consistent with the following procedures. On or about the sixteenth (16th) day of each calendar month, the Alliances will provide Sprint an invoice for [*****]. On or about the first day of the next calendar month, the Alliances will provide Sprint an invoice for [*****].

D.    Settlement Example
For the sake of clarity, in applying the rates as provided in Sections A. and B. above of this Section II, the following example is provided:

[*****]
E.    Long Distance
Sprint shall provide long-distance telephone services to all Sprint Customers using the Alliances Network for PCS/LTE Services in the Markets by interconnecting, and paying all costs related thereto, with direct telecommunications circuits to the Alliances Network facilities.

III.    RECIPROCAL RATES

1.	Reciprocal Voice Rates - Alliances/NTELOS
NTELOS and its Affiliates, including the Alliances, shall enjoy the Travel Voice Rate when their own customers are roaming on the Sprint PCS/LTE Services networks operated by Sprint, Sprint’s Affiliates, or Sprint Network Managers (“Sprint PCS/LTE Services Networks”).
When customers of NTELOS and its Affiliates, including the Alliances, are roaming on Sprint PCS/LTE Services Networks, the pricing of the long distance telephone services associated with such roaming (including, but not limited to, international, inter-state, intra-state and 800 calls) provided by Sprint, Sprint’s Affiliates, and Sprint Network Managers to such customers of NTELOS and its Affiliates, including the Alliances, shall be at rates that reflect the “most favored nations” rates of Sprint offered to Sprint Network Managers. Such long distance telephone services associated with roaming shall be billed rounded to the nearest second.
2.    Reciprocal Voice Rates – Sprint
Sprint shall enjoy the Travel Voice Rate and long distance telephone pricing, as described above, when Sprint Customers are roaming on the wireless communications network operated by NTELOS or its Affiliates, including the Alliances, outside of the coverage area of the Markets.

CONFIDENTIAL TREATMENT REQUESTED BY NTELOS HOLDINGS CORP.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

3.    Reciprocal Data Rates – Alliances/NTELOS
While roaming on Sprint PCS/LTE Services Networks, customers of NTELOS and its Affiliates, including the Alliances, using such Sprint PCS/LTE Services Networks including transport to the wireless communications networks operated by NTELOS or its Affiliates, including the Alliances, shall pay the Travel Data Rate being paid by Sprint to the Alliances. For the purposes of clarity, Sprint shall not charge NTELOS or the Alliances for any text messaging by the Alliances customers.
4.    Reciprocal Data Rates in Coverage Outside the Markets – Sprint
While roaming on the wireless communications networks operated by NTELOS or its Affiliates, including the Alliances, outside the coverage of the Markets, Sprint Customers using such networks including transport to the Sprint network shall pay the Travel Data Rate being paid by Sprint to the Alliances.
5.    Expiration or Termination of Resale Agreement
For the sake of clarity, upon expiration or termination of this Agreement, the Rates that a party will pay the other for voice and data usage roaming on the other party’s network will be governed solely by the terms and conditions of the IRSA.

IV.    DISPUTES.
Any and all disputes regarding matters set forth in this Schedule 2 shall be resolved by the parties in good faith in accordance with the provisions of Section 17.14 of the Agreement.
V.    THOUSAND BLOCK POOLING / WLNP
Sprint shall reimburse the Alliances for all Thousand Block Number Pooling/ WLNP database “dipping” charges incurred by the Alliances on account of providing PCS/LTE Services to Sprint Customers, such payments to be invoiced and paid in the timeframes set forth in Section 6 of the Agreement. However, such “dipping” charges shall be considered separate and additional charges and not charges for PCS/LTE Services and so such “dipping” charges shall not be included in the calculation of charges as set forth in this Schedule 2 and in Sections 6.1 and 6.2 of the Agreement.

VI.     PRICING INTENT / CONDUCT
It is the intent of the Parties that the rates and charges as set forth in the Agreement and in this Schedule 2 shall fairly compensate the Alliances for all use by Sprint Customers of the Alliances Network. If use by Sprint Customers of the Alliances Network occurs which is not included in the Sprint Home Customer or Sprint Travel Customer categories of this Schedule 2, the parties will agree to include such usage in one or more categories. Each Party acknowledges that it has a duty of good faith and fair dealing to cooperate to advance this intent now and in the future as technologies and services evolve. In furtherance of such intent given current technology and services, the Parties agree that, subject to Section II(A)(1) of this Schedule 2, all customer counts and usage that Sprint provides pursuant to this Schedule 2 shall be measured and calculated by Sprint in a consistent manner, period to period, for each time period for which such information is supplied.
The Parties acknowledge that the foregoing fees and rates set forth herein have been determined based upon the current Sprint Customer base and projections provided by Sprint to the Alliances. The Parties agree that if [*****] at any time during the term of the Agreement [*****], that the parties will negotiate in good faith to reset the minimums to reflect [*****]. For purposes of clarity, [*****].
The Parties agree that if [*****] at any time during the term of the Agreement [*****], that the parties will negotiate in good faith to reset the minimums to reflect [*****]. Nothing in this Agreement will in any way relieve

CONFIDENTIAL TREATMENT REQUESTED BY NTELOS HOLDINGS CORP.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Sprint or its Affiliates from complying with the provisions of the Agreement with respect to any such divestiture(s) (including, without limitation, Section 16.1 thereof).
In the event the parties cannot agree to revised fees and/or rates within 30 days of notice from the Alliances to Sprint (or Sprint to the Alliances) requesting such an adjustment under the circumstances set forth in the preceding two paragraphs, the dispute shall be resolved pursuant to the provisions of Section 17.14 of the Agreement. Such notice may be delivered by the Alliances to Sprint (or Sprint to the Alliances) in advance of the closing of a transaction of the type set forth in the preceding two paragraphs.

VII.     PRICING OF ALLIANCES’ SERVICES IN THE MARKETS

During the Term of this Agreement and provided that Sprint is not in breach of this Agreement, the prices, terms and conditions, viewed collectively, offered to Sprint by the Alliances for PCS/LTE Services shall be no less favorable than the prices, terms and conditions, viewed collectively, offered by the Alliances in the Markets to any other customer under reasonably comparable circumstances and quantities for substantially similar services.

CONFIDENTIAL TREATMENT REQUESTED BY NTELOS HOLDINGS CORP.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Schedule 3
Billing Methodology (VOICE, DATA, DIPS)

1.	Definitions
“Call Detail Record” or “Voice CDR” means a billing record generated from a voice call.
“Charging Data Record” or “LTE CDR” means a billing record generated from an LTE data session.
“Event” means a 1xRTT, EVDO or LTE data record on the Alliances’ network.
“IP Data Record” or “IPDR” means IP Data Record, or a billing Event generated from a 1xRTT or EVDO packet data session.
“Kilobyte” or (“KB”) means     1,024 Bytes.
“Megabyte” or (“MB”) means 1,024 Kilobytes or 1,048,576 Bytes
“MSID” means the Mobile Station Identification number belonging to a Participant.
“Originating” means a Participant initiating a call.
“Other” means a non-Sprint carrier with whom NTELOS may or may not have a data roaming agreement.
“Participant” means    any subscriber involved in a particular call, either actively or by proxy (as in the case of call forwarding).
“Sprint Home Customer” means a Sprint Customer homed to the Alliances network as contemplated by Schedule 2 of this Agreement.
“Sprint Travel Customer” means a Sprint Customer not homed to the Alliances network as contemplated by Schedule 2 of this Agreement.
“Terminating” means    a Participant receiving a call.

2.	Sprint Home Customer and Sprint Travel Customer Categorization

2.1.	Methodology
CDR’s and IPDR’s are first differentiated by MSID into “Home” or “Travel” categories, and then the IPDR’s are further differentiated by Internet domain into “Sprint”, or “Other”. This yields three (3) possible billing categorizations:

Home-Sprint (HS):	Records with a Home MSID and a Sprint domain.

Travel-Sprint (TS):	Records with a Travel MSID and a Sprint domain or an MVNO domain.

Travel-Other (TO):	Records with a Travel MSID and neither a Sprint domain or an MVNO domain nor an nTelos domain.

CONFIDENTIAL TREATMENT REQUESTED BY NTELOS HOLDINGS CORP.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Billing Record
CDR & IPDR
Split by MSID
Home
Travel
IPDR Split by Realm
Sprint (HS)
Sprint (TS)
Other (TO)

3.	Voice Billing

3.1.	Methodology:
For purposes of ensuring uniformity across all switching platforms, each CDR generated by the Alliances is disassembled into its distinct segments, each representing the Participant to be billed. Some switches automatically perform this segmentation, as with Lucent, and others do not, as with Nortel. For those that do not, this segmentation is performed by downstream systems to ensure uniform billing. In some cases, the existence of one type of billable segment mitigates the need to bill for another type of segment, but in all cases disposition is determined for each segment.
Each call segment will be measured to the nearest second for billing purposes.

3.2.	Voice Call Rating Application:
3.2.1.    [*****]
[*****]

3.2.2.    Sprint Travel Customers
All voice calls Originating from or Terminating to a Sprint Travel Customer will be rated according to the Travel Voice Rate set forth in Schedule 2 of this Agreement.

4.	1xRTT and EVDO Data Billing

4.1.	Methodology:
1xRTT and EVDO data billing between the Alliances and Sprint is for all Sprint Home Customer or Sprint Travel Customer originated data sessions on the Alliances’ Network. 1xRTT and EVDO data sessions create data records called IPDR’s that are recorded onto Sprint owned equipment. IPDR’s are collected and translated by Sprint and sent to the Alliances for processing. The Alliances decode the IPDR’s to billing Events and collect the number of kilobytes per session along with other event information. This information is aggregated and sent to Sprint for payment per the Agreement.

CONFIDENTIAL TREATMENT REQUESTED BY NTELOS HOLDINGS CORP.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

4.2.	Data Rating Application
Each 1xRTT or EVDO data session creates a series of billing record Events. The relevant record types are START, INTERIM, and STOP.

START Records:	These records are created upon the initiation of a data session and include the username, AAA IP address, and other relevant data.

INTERIM Records:	These records are created at pre-defined intervals as a method of tracking current activity.

STOP Records:	These records are created when the data session ends. They show, among other things, the total bytes transferred between the data device and the network during the session.

For each billing period, the Alliances will query the IPDR’s sent and select the STOP record Events – meaning that a session has completed – and sum the fields showing total bytes transferred for the sessions.
4.2.1.    [*****]
[*****]
4.2.2.    Sprint Travel Customers.
All 1xRTT or EVDO Events by a Sprint Travel Customer will be rated according to the Travel Data Rates set forth in Schedule 2 of this Agreement. For the purpose of clarity, as it relates to 1xRTT and EVDO rating and billing, Sprint Travel Customer Events includes all Events categorized as Travel-Sprint (TS) and Travel-Other (TO) as described in Section 2.1 of this Schedule 3 to this Agreement.

For Sprint Travel Customers, the sum of all usage as determined by the Stop Record Events is then divided by 1,048,576 to convert bytes into megabytes. Wholesale billing for these categories is calculated based on the sum total of MB for the period selected multiplied by the applicable rate per MB.

5.	LTE DATA BILLING

5.1.	Methodology:
LTE data billing between the Alliances and Sprint is for Sprint originated data sessions on the Alliances’ Network. LTE data sessions create data records called Charging Data Records (LTE CDR’s) that are recorded onto both Sprint and Alliances owned equipment. LTE CDR’s are collected and translated by the Alliances. The Alliances decode the LTE CDR’s to billing events and collect the number of kilobytes per session along with other event information. This information is aggregated and sent to Sprint for payment per the Agreement.
5.1.1.    Rating for Updated Core Features:
[*****]

5.2.	Data Rating Application
Each LTE data session creates a series of billing record Events. The relevant record types are START, INTERIM, and STOP.

START Records:	These records are created upon the initiation of a data session and include the username, HSS IP address, and other relevant data.

INTERIM Records:	These records are created at pre-defined intervals as a method of tracking current activity.

CONFIDENTIAL TREATMENT REQUESTED BY NTELOS HOLDINGS CORP.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

STOP Records:	These records are created when the data session ends. They show, among other things, the total bytes transferred between the data device and the network during the session.

For each billing period, the Alliances will query the LTE CDR’s and select the STOP record Events – meaning that a session has completed – and sum the fields showing total bytes transferred for the sessions.
5.2.1.    [*****]
[*****]
5.2.2.    Sprint Travel Customers
All LTE Events by a Sprint Travel Customer will be rated according to the Travel Data Rates set forth in Schedule 2 of this Agreement.

For Sprint Travel Customers, the sum of all Sprint Travel Customer usage as determined by the Stop Record Events is then divided by 1,048,576 to convert bytes into megabytes. Wholesale billing for these categories is calculated based on the sum total of MB for the period selected multiplied by the applicable rate per MB.

CONFIDENTIAL TREATMENT REQUESTED BY NTELOS HOLDINGS CORP.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Schedule 4
Network Performance Standards and Requirements

The table below provides minimum performance standards related to a number of key network metrics. It is understood and agreed that there are any number of additional network metrics that could be added to this table but these are the key metrics that most readily assess the overall performance of the network.

Alliances Network Performance Requirements	Minimum Performance Standard	Compliance Date	Supporting Documentation	Initial Certification	Recurring Certification
Blocks (1X Voice) (total voice blocked calls) / (total voice attempted calls)	<= 1%	Ongoing	• KPI Reports • Schedule 4 Exhibit 1 (SLA)	No	Monthly
Drops (1X Voice) (voice lost calls + voice dropped calls) / (voice established calls)	<= 1%	Ongoing	• KPI Reports • Schedule 4 Exhibit 1 (SLA)	No	Monthly
Base Transceiver Station (BTS) Availability (total seconds – total BTS out-of-service seconds) / total seconds)	>=99.7%	Ongoing	• KPI Reports • Schedule 4 Exhibit 1 (SLA)	No	Monthly
Mobile Switching Center (MSC) Availability (total seconds - total MSC outage seconds) / (total seconds)	>=99.997%	Ongoing	• KPI Reports • Schedule 4 Exhibit 1 (SLA)	No	Monthly
Drops (EVDO Data) (lost connections + dropped connections) / (established connections)	<= 1%	Ongoing	• KPI Reports • Schedule 4 Exhibit 1 (SLA)	No	Monthly
Intentionally Blank
Intentionally Blank

The Parties acknowledge that during the LTE deployment process the Alliances network may suffer some level of temporary performance degradation. During the LTE deployment, degradation that occurs that is a direct result of the deployment process will be excluded from KPI calculations. However, if the Alliances desire to exclude such LTE deployment performance data during the LTE deployment, they must provide accompanying documentation to support the need for the exclusion.

The Parties further agree to the following process and conditions:

1.
As part of initial LTE Deployment, the Alliances will install a [*****] Ethernet circuit at each LTE site. Each LTE site shall have a minimum Ethernet bandwidth capacity of [*****]; however, such minimum Ethernet bandwidth requirement shall not apply to atypical cell site configurations within the Markets (e.g., small cells, distributed antenna systems, cell on wheels, etc.). The Alliances will increase the initial [*****] Ethernet bandwidth capacity to serve a given Site as necessary to meet the needs of Sprint and Alliances customers. For the avoidance of doubt, the Alliances agree to provide high speed circuits with sufficient bandwidth to meet the performance requirements set forth in the Agreement.

CONFIDENTIAL TREATMENT REQUESTED BY NTELOS HOLDINGS CORP.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

2.
Within 200 days following the Effective Date the Parties will establish mutually agreed upon performance requirements, minimum performance standards and Service Level Agreements (“SLAs”) for LTE service within the Markets. Such LTE performance requirements, minimum performance standards will be set at standards similar to that of Sprint for its own network in Sprint markets with substantially similar characteristics as the Markets (e.g., density, topography, and customer base).

3.
At Sprint’s request, the Alliances will work with Sprint to provide connectivity and access to raw network performance data such that Sprint can post-process said data via Sprint’s network performance tools. Sprint will be responsible for all costs associated with establishing such connectivity, access, and processing.

CONFIDENTIAL TREATMENT REQUESTED BY NTELOS HOLDINGS CORP.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Sprint / Alliances Network Connectivity Requirements	Minimum Standard	Compliance Date	Supporting Documentation	Recurring Certification
Voice National Platform Connectivity
•    Voicemail (VMS)
•    Operator Services (OS)
•    Directory Assistance (DA)
•    Sprint Customer Solutions
•    SS7 – Based National Platforms:
•    Home Location Register (HLR)
•    SMSC
•    Location-Based Services
•    SDHLR

•    VMS: N+1 DS-1’s directly connected to Sprint VMS platform; switched connectivity for VMS redirect allowed if no Sprint subs are homed to the Alliances MSC.
•    OS: Switched circuit from the Alliances MSC to Sprint POP (PIC 177).
•    DA: Direct trunk from the Alliances MSC to Sprint DA vendor POP.
•    Sprint Customer Solutions: Direct trunk to Sprint POP (PIC 333).
•    SS7 - Based National Platforms: Diverse SS7 connectivity via SS7 Gateway Provider.
•    SMSC – Connectivity to Sprint MO SMSC for messages originated by Sprint subs; MT via SS7 connectivity

		Ongoing	N/A	Certification by Exception

CONFIDENTIAL TREATMENT REQUESTED BY NTELOS HOLDINGS CORP.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Sprint / Alliances Network Connectivity Requirements	Minimum Standard	Compliance Date	Supporting Documentation	Recurring Certification
Sprint 1xRTT and EVDO Core Data Network Connectivity

The Alliances MSC PCF (Packet Control Function) connectivity to Sprint owned and operated Packet Data Service Node (PDSN) and Inter-Networking Function (IWF) Platform

•    Sprint is responsible for MSC PCF connectivity to Sprint owned and operated PDSN and IWF platform.
•    Sprint is responsible for all Sprint Core Data Network Connectivity from Sprint owned and operated Packet Data Service Node (PDSN) and Inter-Networking Function (IWF) Platform

		Ongoing	N/A	Certification by Exception
Sprint LTE Core Data Network Connectivity	• Secure GMPLS circuits for S6a and S8 interfaces	Ongoing	IRSA Exhibit G	Certification by Exception

CONFIDENTIAL TREATMENT REQUESTED BY NTELOS HOLDINGS CORP.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Alliances Network Operations Requirements	Minimum Standard	Compliance Date	Supporting Documentation	Recurring Certification
Digit Translations Standards	Transparent customer experience for Sprint PCS subscribers operating in Alliances Resale coverage areas.	Ongoing	Sprint Translations Standards	Certification by Exception
SS7 Interconnection (Switches and Translations)	Fully diverse SS7 transport between MSC and Gateway STP Pair	Ongoing	• Sprint Translations Standards	Certification by Exception
Sprint and MVNO Prepaid Support	IS-826 WIN Triggers	Ongoing	• Sprint Translations Standards	Certification by Exception
Announcements	Sprint customers routed to generic announcements	Launch		Certification by Exception
Sprint Wireless National Operations Control Center (NOCC) and Escalations	Notification to Sprint NOCC of outages on Alliances network	Ongoing	Schedule 4 Exhibit 1 (SLA)	Daily
Alarms	Notification to Sprint NOCC of outages on Alliances network pursuant to Schedule 4 Exhibit 1 (SLA)	Ongoing	Schedule 4 Exhibit 1 (SLA)	Preventive Maintenance
Disaster Preparedness & Recovery	Disaster Preparedness Plan (DPP) completed and on file at Sprint PCS NOCC	Ongoing		Preventive Maintenance

CONFIDENTIAL TREATMENT REQUESTED BY NTELOS HOLDINGS CORP.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Alliances Outage Management & MTTR	Minimum Performance Level	Compliance Date	Supporting Documentation	Recurring Certification
Network Outage Management and Mean Time to Repair (MTTR) Goals	• Trouble Severity (TS) 1 events cleared < 2 hours • TS2 events cleared < 3 hours • TS3 & TS4 events cleared < 5 hours	Ongoing	Schedule 4 Exhibit 1 (SLA)	Daily/Hourly/Monthly
Customer Trouble Ticket Mean Time To Repair (MTTR) without dispatch	• Trouble Severity (TS) 1 events cleared < 4 hours • TS2 events cleared < 8 hours • TS3 & TS4 events cleared < 24 hours	Ongoing	Schedule 4 Exhibit 1 (SLA)	Daily/Hourly/Monthly
Customer Trouble Ticket Mean Time To Repair (MTTR) with dispatch	• Trouble Severity (TS) 1 events cleared < 8 hours • TS2 events cleared < 12 hours • TS3 & TS4 events cleared < 36 hours	Ongoing	Schedule 4 Exhibit 1 (SLA)	Daily/Hourly/Monthly

CONFIDENTIAL TREATMENT REQUESTED BY NTELOS HOLDINGS CORP.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Exhibit 1
To Schedule 4
Network Service Level Agreement
1. INTRODUCTION.

As used in this Service Level Agreement (“SLA”), “Network” means the Alliances Network.
The purpose of this SLA is to establish a cooperative partnership between the Alliances and Sprint by clarifying roles and expectations, providing mechanisms for resolving problems and providing financial remedies to Sprint for failure to meet certain service levels. The terms of this SLA are subject to all the terms of the Agreement, including without limitation the network specifications in Schedule 4. The remedies contained in this SLA are in addition to any other remedies available to Sprint under the Agreement.
The Alliances will provide twenty four hour a day seven days a week Tier 1 technical support for the Alliances switching and radio frequency (RF) elements within the Markets. Said technical support shall include:
•System maintenance required on the Alliances switching and RF elements to support Sprint services.
•Ordering of Type II facilities required in support of Sprint Customers for local calling services.
•Provisioning of DS1’s from demuxed DS3’s in support of Sprint NATPLAT services.
•Provisioning of Clear Channel DS3’s in support of Sprint OSSN services.
•Translations of network switching elements in support of Sprint customers.
•Resolution of Sprint trouble tickets reported to the Alliances on RF, translations, and roaming issues.

NETWORK SWITCHING ELEMENTS: Network switching elements are those elements within the Alliances Network required to support Sprint local, NATPLAT, and 3G Data Services. This includes, but is not limited to, the Alcatel Lucent Flexent Packet Switch, Cisco MGX, Cisco CAT, STP, Tellabs DACS or other de-muxing equipment, and facility backhaul network equipment.
RF ELEMENTS: RF elements are those elements within the Alliances Network required to provide RF coverage within the Markets. This includes, but is not limited to, Alcatel-Lucent base stations, repeaters, antennas, lines, and jumpers.
SYSTEM MAINTENANCE: System maintenance is described in two categories, preventative maintenance (“PM”) and emergency maintenance (“EM”). Any routine PM on network switching elements will be performed during the maintenance window of 00:00 to 06:00, unless circumstances require the maintenance to occur outside of the maintenance window. EM will be performed on an as needed basis.
The Alliances represent that routine PM will not normally result in service interruptions. In the event that PM requires the interruption of service, to the extent possible, the Alliances will notify the designated Sprint point of contact identified within this Exhibit 1 to Schedule 4 to the Agreement.
TRANSLATION MAINTENANCE: Translation maintenance is the modification, addition, or deletion of routing plans within the Alliances Network switching elements supporting Sprint. The switching elements include, but are not limited to, the Flexent Packet Switch in support of call routing, Tellabs DACS in support of facility services, STP in support of call routing, ECP in support of RF network, RNC network in support of 3G Data Services and fiber network in support of facilities backhaul network.
PROJECT: Projects are described in one of two ways. First, any translations support required for facilitating new or modified service offerings by Sprint within the Markets, and second, any operations support required for facilitating new or modified service offerings by Sprint within the Markets. Sprint will provide the Alliances sixty

CONFIDENTIAL TREATMENT REQUESTED BY NTELOS HOLDINGS CORP.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

(60) days advance written notice, and include a detailed Method of Procedure (“MOP”), when translation and/or operation support is required from the Alliances. Within ten (10) business days of receiving the written notice the Alliances and Sprint agree to jointly review the MOP to ensure the potential impacts of the requested change is thoroughly analyzed. If the MOP review reveals that there would be a detrimental impact to Sprint or the Alliances Customers if the project were undertaken the requested change will not be implemented. If it is deemed that the requested change does not have a detrimental impact, the Alliances and Sprint will jointly develop an implementation schedule.
FACILITY SERVICES: Facility services shall be defined as any connectivity (e.g., DS0, DS1, DS3, OC3, OC12, OC48, etc.) required by Sprint to interconnect with the Mobile Telephone Switching Offices (MTSO’s) on the Alliances Network to support Local calling services, NATPLAT, OSSN or 3G Data services. For the Alliances to ensure capacity requirements are met, Sprint must provide the Alliances with quarterly forecasts of facility services requirements. The Facility Services Process is described below:
Facility Services Process

•	Channelized DS3 demarcation point (DeMuxed DS3 Demarc) will be defined as the established DS1 DSX panel locations within the MTSOs.

•	DS3 demarcation point (DS3 Demarc) will be defined as DS3 connectivity to the DS3 DSX point locations within the MTSOs.

•
Wireless Operations will be responsible for the Facility Services cross-connection and maintenance of said cross-connections from the DeMuxed DS3 Demarc and the DS3 Demarc to appropriate locations within the MTSO locations.

•	Subject to the prior written approval of the Alliances, Sprint shall be responsible for the delivery of Facility Services to the DS3 Demarc and the DeMuxed DS3 Demarc within the MTSO locations.

•
Sprint will use the Alliances’ Wireless Network Provisioning management as primary contact for Facility Services design and implementation projects from the DeMuxed DS3 Demarc and the DS3 Demarc to appropriate locations within the MTSO locations.

•
Sprint will use the Alliances’ Wireless Operations management as primary contact for Facility Services testing and activation, as well as Facility Services trouble resolution from the DeMuxed DS3 Demarc and the DS3 Demarc to appropriate locations within the MTSO locations.

•	The Alliances Facility Services Process is a thirty (30) business day time interval (Time Interval).

•	Time Interval commences on the date of Sprint submittal of a completed Special Circuit Request order (SCR) to NTELOS Wireless Network Provisioning (Wirelessprovisioning@NTELOS.com).

•	A completed SCR shall include the following:

1. Circuit identification of backhaul facility;
2. Time Slot on backhaul facility;
3. Sprint circuit identification of switch facility within the MTSO;
4. Sprint Purchase Order Number (PON);
5. Sprint FP number(s);
6. Sprint Trunk Group Number;
7. Trunk Circuit Identification Code(s) (TCICs);
8. Requested due date;
9. Contact information for Sprint personnel;
10. Sprint Switch Common Language Location Identification (CLLI) for the terminating switch;
11. Sprint Point Code for the terminating switch; and
12. NTELOS Trunk Group name.

•	Sprint changes to a submitted SCR may prolong stated Time Interval.

•	For new trunk groups, the Alliances will be responsible for assigning trunk group administration numbers and trunk group names.

CONFIDENTIAL TREATMENT REQUESTED BY NTELOS HOLDINGS CORP.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

NETWORK TROUBLE MANAGEMENT AND OPERATIONAL PROCEDURES:

NETWORK OUTAGE NOTIFICATIONS: The Alliances will provide notification to the Sprint NOCC of network outages and resolution thereof for TS1, TS2 and TS3 network events via the CMC/NetSmart application. Sprint will be responsible for providing the Alliances access to the CMC/NetSmart system.
CUSTOMER TROUBLE TICKET MANAGEMENT: The Alliances will respond to Sprint’s customer trouble tickets using Sprint’s Clarify trouble ticketing system via connectivity to CITRIX.

Alliances Operational and Engineering Contacts

NTELOS GNOC (twenty four hours a day seven days a week coverage)
(800) 566-9568
(972) 477-2124
ntelos-t1-ops-support@alcatel-lucent.com
ntelos-t2-ops-support@alcatel-lucent.com

Joe Tauchen
Director of RF Engineering and Network Operations
[*****]
[*****] mobile
tauchenj@ntelos.com

Brian Biernat
Director of Switch Engineering
[*****]
[*****] mobile
biernatb@ntelos.com

Phil Nelson
Director – Carrier Relations
[*****]
[*****] mobile
nelsonp@ntelos.com

Dan Meenan
Vice President - Engineering
[*****]
[*****] mobile
meenand@ntelos.com

Bobby McAvoy
Executive Vice President and CTO
[*****]
[*****] mobile
mcavoyb@ntelos.com

CONFIDENTIAL TREATMENT REQUESTED BY NTELOS HOLDINGS CORP.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Sprint Operational and Engineering Contacts for Agreement

Service Assurance Engineer on Duty WNR-Frontline@sprint.com	Penny Poyser Project Manager III [*****] Penny.A.Poyser@sprint.com
Michael J. Wirick Manager, Roaming Service Assurance [*****] Michael.J.Wirick@sprint.com	Claude J. Ham Manager, Roaming Networks [*****] Claude.J.Ham@sprint.com

2. NETWORK PERFORMANCE COMMITMENTS.

The Alliances Network Performance SLAs are measured across specific Alliances Network elements, and apply to sites on the Alliances platforms as stipulated in Schedule 4. In addition to Sprint’s remedies available to it under the Agreement, if the Alliances fail to attain these objectives, the Alliances will provide a service credit as provided below. In addition, the Alliances will develop and implement a commercially reasonable plan (herein referred to as a “Get Well Plan”) to attain the objective and will share that plan with Sprint.
2.A. NETWORK BLOCK RATE (Voice & Data).
2.A.1. Network Block Commitment.

•	Definition – Percentage of total blocked call attempts to total call attempts-- measured each hour--must be less than that set forth in Schedule 4 (“Network Block Commitment”).

•	Network Block Rate:
Definition - Total blocked calls for all cell site sectors over all of the Markets during the weekday bouncing hour / Total attempted calls for all cell site sectors over all of the Markets during the weekday bouncing busy hour (“Network Block Rate”).
2.A.2. Network Block Validation.
The Alliances will provide to Sprint on a monthly basis the actual Network Block Rate in a summary report format.
2.A.3. Network Block Service Credit.
If the actual Network Block Rate fails to meet the Network Voice Block Commitment for any calendar month during the term of the Agreement, Sprint will notify the Alliances of such failure at which time the Alliance will provide Sprint with a Get Well Plan within fifteen (15) days of notification. The Alliances will have two (2) months after Sprint’s receipt of the Get Well Plan in which to cure. If after such two (2) month cure period the Alliances do not meet or exceed such Network Block Commitment in the month following expiration of the two (2) month cure period, the Alliances will issue a service credit to Sprint equal to one percent (1%) of Sprint’s total Fixed Fee for the month following the expiration of cure period and for each consecutive month thereafter in which such failure continues. Approved service credit(s) will be applied to Sprint’s invoice during the next available bill cycle.

CONFIDENTIAL TREATMENT REQUESTED BY NTELOS HOLDINGS CORP.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

2.B. NETWORK DROP RATE (1X Voice).
2.B.1. Network Drop Commitment.

•
Definition – Percentage of established voice calls that were lost as a result of mobile equipment problems, RF failure (loss of continuity in traffic going from mobile to cell site), cell site problems, and switch hardware/software failures--must be less than that set forth in Schedule 4 (“Network Drop Commitment”).

•	Network Drop Rate
Definition – (Weekday Voice Lost calls between midnight and 1:00 am and 6:00 am and midnight + Weekday Voice Dropped calls between midnight and 1:00 am and 6:00 am and midnight) / (Weekday established calls between midnight and 1:00 am and 6:00 am and midnight) (“Network Drop Rate”).
2.B.2. Network Drop Validation.
The Alliances will provide to Sprint on a monthly basis the actual Network Drop in summary report format.
2.B.3. Network Drop Service Credit.
If the actual Network Drop Rate fails to meet the Network Drop Commitment for any calendar month during the term of the Agreement, Sprint will notify the Alliances of such failure at which time the Alliances will provide Sprint with a Get Well Plan within fifteen (15) days of notification. The Alliances will have two (2) months after Sprint’s receipt of the Get Well Plan in which to cure. If after such two (2) month period the Alliances do not meet or exceed such Network Drop Commitment in the month following the expiration of the two (2) month cure period, the Alliances will issue a service credit to Sprint equal to one percent (12%) of Sprint’s Fixed Fee for the month following the expiration of cure period and for each consecutive month thereafter in which such failure continues. Approved service credit(s) will be applied to Sprint’s invoice during the next available bill cycle.
2.C NETWORK ELEMENT AVAILABILITY
2.C.1. Network Element Availability Commitment.

•	Definition - Unplanned network element outage resulting in a total call processing outage that does not meet the requirements set forth in Schedule 4 (“Network Element Availability Commitment”).

•	BTS Availability Rate

Definition—(total seconds between midnight and 1:00 am and 6:00 am and midnight – total BTS outage seconds between midnight and 1:00 am and 6:00 am and midnight) / (total seconds between midnight and 1:00 am and 6:00 am and midnight) (“BTS Availability”)

•	MSC Availability Rate

Definition—(total seconds excluding periods of planned maintenance – total MSC outage seconds excluding those during periods of planned maintenance) / (total seconds excluding periods of planned maintenance) (“MSC Availability”)

2.C.2. Network Element Validation.
The Alliances will provide to Sprint on a monthly basis the actual Network Element Availability for each Network Element included in 2.C.1 in a summary report format.
2.C.3. Network Element Availability Service Credit.

CONFIDENTIAL TREATMENT REQUESTED BY NTELOS HOLDINGS CORP.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

If any Network Element listed above in 2.C.1 fails to meet the Network Element Availability Commitment for any calendar month during the term of the Agreement, Sprint will notify the Alliances of such failure at which time the Alliances will provide Sprint with a Get Well Plan within (15) days of notification. The Alliances will have two (2) months after Sprint’s receipt of the Get Well Plan in which to cure.

If after such two (2) month period the Alliances do not meet or exceed objectives stipulated in Schedule 4 for BTS and MSC Availability in the month following the expiration of the two month cure period, the Alliances will issue a service credit to Sprint equal to one percent (1%) of Sprint’s Fixed Fee for the month following the expiration of the cure period and for each consecutive month thereafter in which such failure continues. Approved service credit(s) will be applied to Sprint’s invoice during the next available bill cycle.

2.D. NETWORK DROP RATE (EVDO).
2.B.1. Network Drop Commitment.

•
Definition – Percentage of established EVDO calls that were lost as a result of mobile equipment problems, RF failure (loss of continuity in traffic going from mobile to cell site), cell site problems, and switch hardware/software failures--must be less than that set forth in Schedule 4 (“Network EVDO Commitment”).

•	Network EVDO Drop Rate
Definition – (Weekday EVDO Lost connections between midnight and 1:00 am and 6:00 am and midnight + Weekday EVDO Dropped connections between midnight and 1:00 am and 6:00 am and midnight) / (Weekday EVDO established connections between midnight and 1:00 am and 6:00 am and midnight) (“Network EVDO Drop Rate”).
2.B.2. Network Drop Validation.
The Alliances will provide to Sprint on a monthly basis the actual Network Drop in summary report format.
2.B.3. Network Drop Service Credit.
If the actual Network EVDO Drop Rate fails to meet the Network EVDO Drop Commitment for any calendar month during the term of the Agreement, Sprint will notify the Alliances of such failure at which time the Alliances will provide Sprint with a Get Well Plan within fifteen (15) days of notification. The Alliances will have two (2) months after Sprint’s receipt of the Get Well Plan in which to cure. If after such two (2) month period the Alliances do not meet or exceed such Network Drop Commitment in the month following the expiration of the two (2) month cure period, the Alliances will issue a service credit to Sprint equal to one percent (1%) of Sprint’s fixed monthly fee for the month following the expiration of cure period and for each consecutive month thereafter in which such failure continues. Approved service credit(s) will be applied to Sprint’s invoice during the next available bill cycle.

CONFIDENTIAL TREATMENT REQUESTED BY NTELOS HOLDINGS CORP.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Schedule 5
Alliances and Sprint Representatives

Alliances: Phil Nelson
Director, Carrier Relations
1154 Shenandoah Village Drive
Waynesboro, VA 22980
[*****] (Office)
[*****] (Mobile)
[*****] (Fax)
nelsonp@ntelos.com

Sprint: Mike Ayres
Director, Roaming Services
KSOPHE0410 - 4B177
6360 Sprint Parkway
Overland Park, KS 66251
[*****] (Office)
[*****] (Mobile)
[*****] (Fax)
Mike.L.Ayres@Sprint.com

CONFIDENTIAL TREATMENT REQUESTED BY NTELOS HOLDINGS CORP.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Schedule 6
Core Features, Services and Trusted Delivery Process

I.	Core Features and Services

A.	CDMA Network

The Alliances will continue to maintain and support its CDMA Radio Access Network and CDMA Core Switching Network (collectively referred to as “CDMA Network”) throughout the duration of the Resale Agreement in a manner sufficient to support Sprint and its customers unless the Alliances and Sprint mutually agree that the continued support of the CDMA Network is unnecessary; or, the Alliances primary CDMA Network vendor discontinues support for a material aspect of its CDMA Network, provided that the given vendor support is generally discontinued as to all of such vendor’s customers.

B.	LTE Network and CDMA Network – Software

The Alliances will ensure that all major network elements (as identified below) within its LTE Core Network and its LTE Radio Access Network (collectively referred to as “LTE Network”), as well as its CDMA Network will remain current from a software perspective, and in no instance shall the Alliances be more than two (2) generally available software releases behind the latest generally available software release available to the Alliances from its CDMA Network and LTE Network vendors, unless there are valid technical reasons for not performing a particular upgrade. In the event the Alliances are unable to remain no more than two (2) releases behind the latest generally available software release, the Alliances will provide Sprint with written justification inclusive of valid technical reasons for not performing a particular upgrade and will make best efforts to work with their vendor(s) and Sprint to rectify the situation. Notwithstanding the foregoing, upon a written request from Sprint, the Alliances agree to promptly deploy any generally available software release that Sprint has had deployed in Sprint’s network for six (6) months or more.

    The following is a list of “major” network elements:

•	CDMA Radio Access Network (1X and EVDO)

•	CDMA Core Switching Network

•	LTE Core Network

◦	S-Gateway

◦	Mobility Management Entity

◦	Diameter Routing Agent

◦	DNS servers

•	LTE Radio Access Network

C.	LTE Network

The Alliances will support the following features with the completion of its initial LTE launch:
[*****]

As part of the Alliances LTE Network deployment, the Alliances will purchase the same feature set from its RAN vendor that Sprint has purchased (i.e., Sprint’s LTE feature Software Subscription Program). However, there are numerous features that Sprint has not purchased, and therefore by extension the Alliances will not purchase. The unpurchased features include, but are not limited to [*****].

D.	Sprint Technology Roadmap

Unless otherwise mutually agreed upon, the Alliances and Sprint will meet twice annually (e.g., May and September of each calendar year), to review Sprint’s Technology Road Map. This review will serve as the basis for the Alliances LTE Network and CDMA Network planning process. To the extent there are features and services Sprint requires the Alliances to support, said features and services will be communicated to the Alliances during these meetings.

CONFIDENTIAL TREATMENT REQUESTED BY NTELOS HOLDINGS CORP.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

The Alliances will implement said features in accordance with the timeframes established in section 7.2.2 of the Resale Agreement, provided the feature is available to the Alliances from its CDMA Network and LTE Network vendors.

II.	Trusted Delivery Process

Sprint and the Alliances will collaborate on the network design, operations and devices in an effort to meet all of the network and service requirements under the Agreement. With respect to the Alliances’ respective CDMA Network and LTE Network (collectively, “the Alliances Network”), within the 200-day process referred to in Schedule 4 and Section 7.2.1 of the Agreement, the parties’ will also mutually agree and amend this Agreement to include a process to address additional Sprint security obligations, if any (“Trusted Delivery Process”). Sprint agrees to work with the Alliances to leverage its existing processes and vendor relationships to reduce the requirements placed on the Alliances under the Trusted Delivery Process, to the extent reasonably possible. In the event that the parties are unable, for any reason, to mutually agree to a Trusted Delivery Process as contemplated by this Schedule 6, either party may, by giving written notice to the other party, have such Trusted Delivery Process determined through mandatory arbitration administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules, and the Trusted Delivery Process rendered by the arbitrator(s) shall be binding upon the parties and may be enforced in any court having competent jurisdiction.

CONFIDENTIAL TREATMENT REQUESTED BY NTELOS HOLDINGS CORP.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Schedule 7
LTE Markets / Carrier Deployment Plan
Table 1

LTE Carrier Deployment Plan
Market	State	Total Cell Sites	1900 MHz 5X5 LTE Carrier	800 MHz LTE and Voice	2500 MHz LTE
Charlottesville	VA	[*****]	[*****]	[*****]	[*****]
Staunton / Waynesboro	VA	[*****]	[*****]	[*****]	[*****]
Roanoke	VA	[*****]	[*****]	[*****]	[*****]
Lynchburg	VA	[*****]	[*****]	[*****]	[*****]
Martinsville	VA	[*****]	[*****]	[*****]	[*****]
Danville	VA	[*****]	[*****]	[*****]	[*****]
Charleston	WVA	[*****]	[*****]	[*****]	[*****]
Huntington	WVA	[*****]	[*****]	[*****]	[*****]
Beckley	WVA	[*****]	[*****]	[*****]	[*****]
Bluefield	WVA	[*****]	[*****]	[*****]	[*****]
Morgantown	WVA	[*****]	[*****]	[*****]	[*****]
Clarksburg	WVA	[*****]	[*****]	[*****]	[*****]
Fairmont	WVA	[*****]	[*****]	[*****]	[*****]
Total Sites		[*****]	[*****]	[*****]	[*****]

1 - There is one more 800 MHZ site than 1900 MHZ sites in the Martinsville, VA BTA because, as of the Effective Date, it is anticipated that in such BTA an additional 800 MHZ-only site is needed to cover approximately 13,000 additional pops to meet license protection for call sign WPOI328. As promptly as reasonably practicable following the Effective Date, the parties will a) mutually determine if the single additional site is sufficient to provide the necessary license protection for such call sign area, b) agree to a mutually acceptable design to be used to enable adequate license protection for such call sign area, and c) amend this Agreement as may be necessary to reflect such mutual determination and implementation of the acceptable design.

[*****]

For the purposes of this Schedule 7, a “Site” means the physical location (e.g., tower) at which all equipment necessary to provide PCS/LTE Service is deployed, and a “Carrier” means the deployment of such equipment at a given Site to enable the provision of PCS/LTE Services on a given spectrum band. Site/Carrier counts are identified in Table 1 as of 4/30/14. All deployment plans are based on the Site/Carrier counts identified within Table 1. [*****]
(i)    [*****]
(ii)    [*****]
(iii)    [*****]
(iv)    Each LTE Deployment end date identified in clause (i), (ii) and (iii) above shall be extended to the shortest additional amount of time reasonably necessary to account for any material delay in the LTE Deployment that is proximately caused by (a) a force majeure event as set forth in the Resale Agreement, or (b) acts or omissions by Sprint or any of its Affiliates, or any other entity or person acting directly or indirectly on behalf of Sprint or Sprint Affiliate; and
(v)    The parties will work together in good faith to jointly optimize the LTE deployment, and maintain ongoing, periodic communications for the purpose of keeping Sprint reasonably informed regarding the continuing progress of the Alliances LTE deployment efforts.

CONFIDENTIAL TREATMENT REQUESTED BY NTELOS HOLDINGS CORP.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Following the LTE Deployment dates set forth in clauses (i), (ii) and (iii) above (or, if applicable, any such extended date pursuant to clause (iv) above), Sprint shall have 90 days following each such date to give written notice to the Alliances of any alleged material noncompliance with the requirements under this Schedule 7. Upon any such timely notice, the Alliances shall endeavor in good faith to expeditiously cure any such undisputed material non-compliance. If after 120 days following the notice date of such non-compliance, the Alliances fail to cure such undisputed material non-compliance, Sprint may assert any claim under Section 14.1 of the Resale Agreement.
With the exception of Sprint’s PCS G-Block spectrum which the Alliances will use to deploy a commercial LTE network within the Markets, the Alliances will continue to protect Sprint’s PCS spectrum licenses identified in Schedule 1-B as needed for the duration of the Resale Agreement in accordance with the network deployment in place for said perfection at the time of the signing of the Resale Agreement. Subject to channel co-ordination between the parties, the Alliances may use any portion of Sprint’s PCS spectrum identified in Schedule 1-B within the Markets for commercial traffic for the purposes of license perfection or radio access network capacity.

CONFIDENTIAL TREATMENT REQUESTED BY NTELOS HOLDINGS CORP.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Schedule 8

1.	Sprint Spectrum, L.P.

2.	American PCS Communications, LLC

3.	Sprint Telephony PCS, L.P.

4.	PhillieCo, L.P.

5.	SprintCom, Inc.

6.	UbiquiTel Operating Company

7.	Georgia PCS Management, LLC

8.	Louisiana Unwired, LLC

9.	Texas Unwired

10.	Independent Wireless One Corporation

11.	Northern PCS Services, L.L.C.

12.	Gulf Coast Wireless Limited Partnership

13.	Enterprise Communications Partnership

14.	AirGate PCS, Inc.

15.	Alamosa Missouri, LLC

16.	Washington Oregon Wireless, LLC

17.	Southwest PCS, L.P.

18.	Texas Telecommunications, LP

19.	Alamosa Wisconsin Limited Partnership

20.	iPCS Wireless, Inc.

21.	Horizon Personal Communications, Inc.

22.	Bright Personal Communications Services, LLC

23.	Virgin Mobile USA, L.P.

24.	Assurance Wireless of South Carolina, LLC

25.	Clearwire Communications LLC

26.	Clear Wireless LLC

CONFIDENTIAL TREATMENT REQUESTED BY NTELOS HOLDINGS CORP.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Schedule 9
Sprint Comparable Markets

NTELOS Markets			Sprint Comparable Markets
BTA	Market	Total BTA POP’s	BTA	Market	Total BTA POP's
376	Roanoke, VA	712,030	20	Asheville-Hendersonville, NC	699,934
73	Charleston, WV	476,635	427	Springfield-Holyoke, MA	698,767
197	Huntington / Ashland, WV	372,162	412	Scranton-Wilkes-Barre-Hazleton, PA	690,248
75	Charlottesville, VA	271,937	274	Manchester-Nashua-Concord, NH	659,467
82	Clarksburg, WV	196,833	458	Visalia-Porterville-Hanford, CA	607,990
266	Lynchburg, VA	178,378	357	Portland-Brunswick, ME	557,850
104	Danville, VA	166,404	483	York-Hanover, PA	538,016
35	Beckley, WV	164,180	240	Lancaster, PA	535,493
48	Bluefield, WV	158,201	361	Poughkeepsie-Kingston, NY	479,192
306	Morgantown, WV	136,193	179	Hagerstown-Chambersburg, MD, PA, WV	444,172
430	Staunton / Waynesboro	121,122	478	Wilmington, NC	439,950
284	Martinsville, VA	84,636	63	Burlington, VT	428,679
137	Fairmont, WV	56,865	406	Santa Barbara-Santa Maria, CA	422,911
			370	Reading, PA	414,843
			116	Dover, DE	409,492
			16	Anderson, SC	398,997
			319	New London-Norwich, CT	395,588
			189	Hickory-Lenoir-Morganton, NC	363,068
			25	Atlantic City, NJ	358,654
			43	Binghamton, NY	339,226
			30	Bangor, ME	333,254
			463	Watertown, NY	313,622
			127	Elmira-Corning-Hornell, NY	312,631
			453	Utica-Rome, NY	301,889
			176	Greenville-Washington, NC	287,406
			312	Myrtle Beach, SC	282,985
			291	Merced, CA	282,765
			405	San Luis Obispo, CA	276,416
			147	Florence, SC	270,299
			165	Goldsboro-Kinston, NC	267,883
			201	Hyannis, MA	238,043
			382	Rocky Mount-Wilson, NC	233,900
			156	Fredericksburg, VA	224,147
			362	Prescott, AZ	213,696

CONFIDENTIAL TREATMENT REQUESTED BY NTELOS HOLDINGS CORP.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

398	Salisbury, ND	209,987
479	Winchester, VA	203,484
316	New Bern, NC	196,539
190	Hilo, HI	189,317
249	Lebanon-Claremont, NH	188,331
214	Jacksonville, NC	184,884
486	Yuma, AZ	179,367
124	El Centro-Calexico, CA	179,012
183	Harrisonburg, VA	175,131
435	Stroudsburg, PA	168,036
436	Sumter, SC	160,696
222	Kahului-Wailuku-Lahaina, HI	155,934
62	Burlington, NC	155,239
360	Pottsville, PA	146,377
144	Flagstaff, AZ	138,401
420	Sierra Vista-Douglas, AZ	131,983
164	Glens Falls, NY	131,639
351	Pittsfield, MA	129,722
335	Orangeburg, SC	121,699
352	Plattsburgh, NY	120,619
208	Ithaca, NY	103,306
58	Brunswick, GA	94,319